                                                                   EXHIBIT 10.34

          CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST
            FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE
         SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED
                              WITH THE COMMISSION.

                                                                  EXECUTION COPY

                    CO-EXCLUSIVE LICENSE AND SUPPLY AGREEMENT

        THIS CO-EXCLUSIVE LICENSE AND SUPPLY AGREEMENT (this "Agreement") is made and entered into as of the 4th day of November 2002 (the "Effective Date"), between EPOCH BIOSCIENCES, INC., a Delaware corporation ("Epoch"), and QIAGEN NV, a Netherlands corporation ("Qiagen"). Epoch and Qiagen may each be referred herein individually as a "Party," or collectively as the "Parties."

                                 R E C I T A L S

        A. Qiagen develops, manufactures, markets, distributes and sells proprietary instruments and reagents used to perform genomic analysis.

        B. Epoch wishes to supply MGB Eclipse Probes and Epoch Primers (each as hereinafter defined) with respect to the Products (as hereinafter defined), and grant certain licenses to Qiagen with respect thereto on a co-exclusive basis on the terms and subject to the conditions set forth in this Agreement, and Qiagen is willing to purchase MGB Eclipse Probes and Epoch Primers as hereinafter set forth.

                                A G R E E M E N T

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, on the terms and subject to the conditions set forth herein, the parties hereby agree as follows:

1. DEFINITIONS. When used herein, the following capitalized terms shall have the following meanings:

        "AFFILIATE" shall mean any company or entity controlled by, controlling, or under common control with a Party hereto. For purposes of the foregoing, "control" shall mean the direct or indirect ownership of fifty percent (50%) or more of the subject entity's voting stock (or other comparable ownership interest for an entity other than a corporation) or the equivalent power to direct the management or policies of such company or entity. If a country does not permit a foreign entity to own 50% or more of an entity organized under the laws of that country, "control" shall mean the maximum ownership permitted by the law of such country.

        "AGREEMENT" has the meaning set forth in the preamble.



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        [*]

        "BATCH" shall mean an MGB Eclipse Probe designed for a specific gene target, each synthesized on a [*] or [*]scale, with respect to a specific Catalogue Probe Set.

        "CHANGE OF CONTROL" shall mean, with respect to a Party, either (a) a sale of all or substantially all of such Party's assets or business to which this Agreement relates, (b) a merger or consolidation in which such Party's corporate entity is not the surviving corporation (other than a merger or consolidation effected solely in connection with the reincorporating of such Party's corporate entity), or (c) a transaction or series of transactions leading to a change in voting control of more than fifty percent (50%) of such Party's outstanding voting securities (other than by reason of the sale of voting securities in one or more registered public offerings of such securities).

        "CATALOGUE PROBE SET" means a product listed in a Qiagen product catalogue, and maintained in Qiagen's inventory, which includes an MGB Eclipse Probe designed by Qiagen to measure the expression level of specific target gene, pre-validated with synthetic, genomic or copy DNA, and supplied to Qiagen's customers. Catalogue Probe Sets shall include:

        (i) stock products; (x) which are designed by Qiagen, (y) for which the MGB Eclipse Probe is then made by Epoch, and (z) which are then put into inventory by Qiagen and listed in its product catalogue,

        (ii) pre-designed products; (x) which are designed by Qiagen and listed in its product catalogue, (y) for which the MGB Eclipse Probe is then made by Epoch upon a customer order to Qiagen, and (z) which are then put into inventory by Qiagen, and

        (iii) designed products; (x) which are designed by Qiagen upon request from a customer of Qiagen, (y) for which the MGB Eclipse Probe is then made by Epoch, and (z) which are then put into inventory by Qiagen and listed in its product catalogue.

        Notwithstanding the foregoing, the above description is not intended to preclude Qiagen from listing Catalogue Probe Sets in promotional material that is equivalent to Qiagen's product catalogue.

        Orders for Epoch's MGB Eclipse Probes with respect to Catalogue Probe Sets shall be filled by Epoch in bulk form (manufactured at either a [*] or [*] scales) and shipped to Qiagen for aliquotting and packaging as hereinafter described. The Catalogue Transfer Price for such MGB Eclipse Probes with respect to Catalogue Probe Sets (for [*] and [*] scales) is attached hereto as Exhibit
A. Additional products may be designated as Catalogue Probe Sets from time to time in accordance with Section 5.1 hereof. Catalogue Probe sets shall have a minimum yield of [*] probe and [*] of each primer based upon a [*] synthesis scale. Catalogue Probe sets shall have a minimum yield of [*] probe and [*] of each primer based upon a [*] synthesis scale.

        "CATALOGUE ROYALTIES" shall have the meaning set forth in Section
4.1(b).

        "CATALOGUE TERM" shall mean the period of time beginning upon the Effective Date and ending upon the date of expiration of the last to expire issued patent owned by Epoch (excluding patents under

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license to Epoch) listed on Part III of Exhibit B as of the Effective Date (and
excluding any division, continuation, or continuation-in-part thereof), but subject to earlier termination in accordance with Section 14.2.

        "CATALOGUE TRANSFER PRICE" shall have the meaning set forth in Section 4.1(b).

        "COMMERCIAL LAUNCH" shall have the meaning set forth in Section 8.4.

        "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 12.1.

        "CUSTOM PROBE SET" means an MGB Eclipse Probe, designed to measure the expression level of a specific target gene with a probe sequence designed by the customer and determined using the MGB Eclipse Software. Orders for Epoch's MGB Eclipse Probes with respect to Custom Probe Sets shall be filled by Epoch and shipped to Qiagen for packaging, at [*], [*] or [*] yield, or any other yield proposed by Qiagen and agreed to by Epoch, such agreement to not be unreasonably withheld.

        "CUSTOM TERM" shall have the meaning set forth in Section 14.1.

        "EPOCH" has the meaning set forth in the preamble.

        "EPOCH BLOCKING PATENTS" means any additional patents issued after the Effective Date with respect to patent applications of Epoch pending as of the Effective Date anywhere in the Territory, which issued patents are owned by Epoch, and which would be infringed as a direct result of Qiagen's continued use of the inventions described in the issued patents listed on Part III of Exhibit B as of the Effective Date, in Qiagen's manufacture, use or sale of Products after the expiration of the Catalogue Term in accordance with the terms of this Agreement.

        "EPOCH MARKS" means any and all trademarks, trade names, service marks, service names, logos and similar proprietary rights owned, controlled or licensed, or adopted from time to time, by Epoch and used in connection with the marketing, distribution and sale of the Products.

        "EPOCH PRIMERS" means primers for use in conjunction with MGB Eclipse Probes which may be designed or selected using the MGB Eclipse Software, and which may include certain of Epoch's proprietary modified bases.

        "EVALUATION PROBE SETS" shall have the meaning set forth in Section 4.1(c).

        "FIELD" means the use of MGB Eclipse Probes solely for real-time measurement of gene expression for Research Use Only (as hereinafter defined), and specifically excluding: (i) any human or animal diagnostic uses, (ii) any use in Patient Management, (iii) any industrial (including food industry) testing, (iv) any forensic testing, (v) any environmental testing (including bio-terrorism and bio-warfare), and (vi) any use of the MGB Eclipse Probes to provide services of any kind.

        "FTE" OR "FULL-TIME EQUIVALENT" means the services of a person suitably qualified for the designated task for a period of one thousand eight-hundred and fifty (1,850) hours on an annualized basis.

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        "MANUFACTURING COST" means the fully-burdened cost and expense incurred in the manufacture of a product, determined using Epoch's customary practices and procedures for like products in accordance with United States generally accepted accounting principles ("GAAP"), and which includes, without limitation, the following: direct material cost, material overhead cost, direct labor cost, fixed manufacturing overhead cost, variable manufacturing overhead cost, and manufacturing variance cost.

        "MGB ECLIPSE PROBE" shall mean an oligonucleotide hybridization probe containing a minor groove binder proprietary to Epoch and a quencher proprietary to Epoch at the [*] end of the oligonucleotide and a fluorescent dye at the [*] end of the oligonucleotide, without primers or buffers.

        "MGB ECLIPSE SOFTWARE" means Epoch's computer software which provides a means to choose oligonucleotides for DNA and RNA based laboratory methods, as more fully described in the MGB Eclipse Software License.

        "MGB ECLIPSE SOFTWARE LICENSE" shall have the meaning set forth in
Section 6.1.

        "NET SALES" shall mean the sales price invoiced on sales of Products by Qiagen to non-Affiliate third parties, less the following deductions to the extent actually incurred with respect to such Products: (a) amounts for claims, allowances or credits for returns, retroactive price reductions, or chargebacks;
(b) freight, postage, shipping, customs duties and insurance charges, (c) all sales use, excise, value-added or similar taxes, measured by the billing amount when included in billing, (d) normal and customary trade, cash and quantity discounts, allowances, rebates and credits (not to exceed [*] percent ([*]%) of invoiced sales for a calendar quarter), and (e) uncollected amounts to the extent not exceeding [*] percent ([*]%) of invoiced sales for a calendar quarter. Notwithstanding the foregoing, in the event that a Party determines in its sole discretion that it is impractical for it to calculate the above deductions from the Net Sales with respect to a given Product, such Party may, calculate Net Sales by reducing the gross invoiced (which invoice shall have included the items in subsections (b) and (c) above) sales attributable to such Product by [*] percent ([*]%) exclusive of value added or similar taxes measured by reference to the amount billed. Any such election shall apply to the full period for which Net Sales are reported to such Product.

        "PATENT RIGHTS" shall mean the patents owned by Epoch or licensed to Epoch (with a right to sublicense), listed on Part III of Exhibit B as of the Effective Date, and all foreign counterparts thereof, and any Epoch Blocking Patents.

        "PATIENT MANAGEMENT" shall mean using the results of any testing with any Product in making therapeutic or treatment decisions for a patient.

        "PERSON" means any natural person or any corporation, partnership, limited liability company, business association, joint venture or other entity.

        "PRIMARY PRODUCT TECHNICAL SERVICES" means the provision of personnel to provide assistance to customers of the Custom Probe Sets seeking technical assistance in the use of the Custom Probe Sets, via telephone, email or similar remote means.

        "PRODUCTS" means Custom Probe Sets and/or Catalogue Probe Sets and shall exclude [*] and Evaluation Probe Sets.

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

        "PRODUCT DELIVERABLES" shall mean MGB Eclipse Probes with respect to Catalogue Probe Sets, Evaluation Probe Sets and Custom Probe Sets and Epoch Primers relevant to the foregoing.

        "QIAGEN" has the meaning set forth in the preamble. Any references to Qiagen shall include Qiagen's Affiliates as appropriate.

        "QIAGEN MARKS" means any and all trademarks, trade names, service marks, service names, logos and similar proprietary rights owned, controlled or licensed, or adopted from time to time, by Qiagen and used in connection with the marketing, distribution and sale of the Products.

        "RESEARCH USE ONLY" shall mean only for research and development applications within the life sciences field (including without limitation, drug discovery, drug development, medical research, fermentation research and agricultural research), but expressly excluding any research where the results of any test or assay are used for Patient Management.

        "SECONDARY PRODUCT TECHNICAL SERVICES" means the provision of personnel to provide additional technical support via telephone, email or similar means, with respect to specific problems that the Primary Product Technical Services personnel were unable to resolve on behalf of the customers of the Custom Probe Sets using commercially reasonable best efforts in conformity with industry standards.

        "SIMILAR PRODUCTS" shall mean products containing MGB Eclipse Probes.

        "SUGGESTED RETAIL PRICE" shall have the meaning set forth in Section 4.1(a).

        "TERRITORY" means the entire world.

        "VALID CLAIM" shall mean an unexpired claim of an issued patent of the Patent Rights which has not been held unenforceable, unpatentable, or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealed within the time allowed for appeal or unappealable, and which claim has not been admitted to be invalid or unenforceable through reissue, reexamination, disclaimer or otherwise.

2. SUPPLY AND LICENSE RIGHTS.

        2.1 CO-EXCLUSIVE SUPPLY. During the Custom Term, Epoch agrees to supply to Qiagen, in accordance with the terms hereof, MGB Eclipse Probes with respect to Custom Probe Sets, and relevant Epoch Primers, and during the Catalogue Term, Epoch agrees to supply to Qiagen, in accordance with the terms hereof, MGB Eclipse Probes with respect to Catalogue Probe Sets, and relevant Epoch Primers, and Qiagen agrees to purchase from Epoch, all of its requirements of Product Deliverables for packaging, marketing, distribution and sale of Custom Probe Sets (during the Custom Term) and Catalogue Probe Sets (during the Catalogue
Term) for use in the Field in the Territory.

        2.2 RESERVED RIGHTS OF EPOCH.

                (a) CO-EXCLUSIVE RIGHT. Epoch shall have a right to appoint or may have already appointed one additional third party as either Epoch's co-exclusive distributor and/or licensee to market, distribute and sell Similar Products in the Field in the Territory. The third party may market, promote, sell and distribute under its label products substantially similar to Custom Probe Sets, and other Epoch products, including those which measure the expression levels of the same gene as any Catalogue Probe




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

Set (provided that Epoch agrees that, notwithstanding any other provision of this Agreement, if it manufactures catalogue products in the Field for itself or the additional third party which measure the expression levels of the same gene as targeted by a then-existing Catalogue Probe Set of Qiagen, Epoch will not use the same probe sequence as designated by Qiagen in such Catalogue Probe Set). If Epoch has appointed or appoints any third party as co-exclusive distributor and/or licensee of Similar Products in the Field in the Territory, unless Epoch has converted Qiagen's rights under this Agreement to non-exclusive pursuant to
Section 8.4, Epoch shall in no event produce and sell under its own label Similar Products in the Field in the Territory nor appoint another distributor to sell such Similar Products in the Field in the Territory. For clarification, notwithstanding any other provision hereof, there will be no more than one additional party (including Epoch) besides Qiagen authorized to sell Similar Products for use in the Field in the Territory unless Epoch has converted Qiagen's rights under this Agreement to non-exclusive pursuant to Section 8.4. The limitations and restrictions set forth herein do not restrict Epoch from appointing any third party as a distributor, or from itself acting as a distributor, outside the Field.

                (b) [*]. As a further exception to Qiagen's co-exclusive rights, subject to compliance with the provisions of Section 12 hereof, Epoch may sell Similar Products to [*] in the Field in the Territory, for use only by [*] and its Affiliates and not for resale by [*]. Qiagen agrees that during the Custom Term and Catalogue Term it shall not sell or otherwise provide Products to [*]. Epoch may also sell Similar Products to customers of [*] who are [*] who order such Similar Products directly or indirectly through [*] website in connection with the exercise of such license ("[*] Web Customers").

                (c) [*]. Qiagen agrees and acknowledges that it has no rights hereunder with respect to [*] and that, subject to compliance with the provisions of Section 12 hereof, Epoch may sell such probes, directly or indirectly to customers, provided that if Epoch manufactures an [*] which measures the expression levels of the same gene as targeted by a then-existing Catalogue Probe Set of Qiagen, and such [*] becomes an item in Epoch's catalogue of products, Epoch will not use the same probe sequence as designated by Qiagen in such Catalogue Probe Set.

        2.3 TECHNOLOGY LICENSE.

                (a) CUSTOM PROBE SETS. During the Custom Term, and only for the purpose of this Agreement, Epoch grants Qiagen a non-exclusive, non-assignable, non-sublicensable (except for sublicenses to end-user customers of Qiagen for the use of the Custom Probe Sets in the Field) and limited license under, and subject to the restrictions of, Epoch's intellectual property rights, including the Patent Rights listed in Part III of Exhibit B, to market, package, promote, sell, import, export and distribute the MGB Eclipse Probes with respect to Custom Probe Sets for use in the Field in the Territory, subject to the restrictions and limitations herein.

                (b) CATALOGUE PROBE SETS. During the Catalogue Term, and only for the purpose of this Agreement, Epoch grants Qiagen a non-exclusive, non-assignable, non-sublicensable (except for sublicenses to end-user customers of Qiagen for the use of the Catalogue Probe Sets in the Field) and limited license under, and subject to the restrictions of, the Patent Rights listed in
Part III of Exhibit B, to market, package, promote, sell, import, export and distribute the MGB Eclipse Probes with respect to Catalogue Probe Sets for use in the Field in the Territory, subject to the restrictions and limitations herein.

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                (c) EVALUATION PROBE SETS. During the Catalogue Term, and only for the purpose of this Agreement, Epoch grants Qiagen a non-exclusive, non-assignable, non-sublicensable and limited license under, and subject to the restrictions of, the Patent Rights listed in Part III of Exhibit B, to use the Evaluation Probe Sets solely for Qiagen's internal evaluation purposes, as part of Qiagen's research to determine which products to offer as Catalogue Probe Sets (and not for resale or for any use in providing services of any kind to any third party), subject to the restrictions and limitations set forth herein.

                (d) EPOCH PRIMERS. Only for the purpose of this Agreement, Epoch grants Qiagen a non-exclusive, non-assignable, non-sublicensable (except for sublicenses to end-user customers of Qiagen for the use of the Epoch Primers in the Field) and limited license under, and subject to the restrictions of, the Patent Rights listed in Part III of Exhibit B and Epoch's proprietary rights in certain modified bases which may be incorporated into the Epoch primers, to market, package, promote, sell, import, export and distribute the Epoch Primers for use in the Field in the Territory, solely for use with Custom Probe Sets and Catalogue Probe Sets, subject to the restrictions and limitations herein. The license granted in this Section 2.3(d) shall be effective through the Custom Term with respect to Epoch Primers relevant to Custom Probe Sets, and during the Catalogue Term with respect to Epoch Primers relevant to Catalogue Probe Sets.

                (e) THIRD PARTY INTELLECTUAL PROPERTY. Notwithstanding the foregoing, Qiagen shall have no rights under Patent Rights or any other patent rights owned or controlled by Epoch to repackage Products or MGB Eclipse Probes with any primer, including, without limitation, Epoch Primers. In the event that Qiagen wishes to repackage MGB Eclipse Probes with any primers, including without limitation any Epoch Primers, Epoch shall have no liability hereunder for any claim or action brought by any party in relation thereto, and Qiagen shall indemnify, defend and hold harmless Epoch for any resulting liabilities as provided in Section 13.2.

                (f) TECHNOLOGY ACCESS FEE. As consideration for the licenses granted pursuant to Section 2.3, Qiagen shall pay to Epoch a non-refundable technology access fee of US $[*] upon the Effective Date, and a non-refundable technology access fee of US$[*] upon Commercial Launch. In addition, within thirty (30) days of the end of the calendar month in which total cumulative Net Sales of Products following Commercial Launch reaches US$[*], Qiagen shall pay to Epoch a non-refundable technology access fee of US$[*].

        2.4 LIMITATIONS.

                (a) FIELD LIMITATION. Qiagen shall not (i) knowingly sell or transfer the Products or the Epoch Primers to any Person for use outside the Field, or (ii) sell the Products or the Epoch Primers to any Person which Qiagen knows or has reason to know will use, or further sell or transfer for use, the Products or the Epoch Primers outside the Field. In the event that Qiagen learns of any use of the Products or the Epoch Primers sold hereunder by any Person outside the Field, it shall (i) promptly notify such Person that such use is in violation of Epoch's intellectual property rights, (ii) cease providing Products and Epoch Primers to such Person, and (iii) notify Epoch of its actions. All labeling of the Products and Epoch Primers will conform to the requirements of
Section 2.5 below, all advertising and catalogue entries with respect to the Products and Epoch Primers, and all references to the Products and Epoch Primers on Qiagen's or its Affiliates' website will conform to the requirements of
Section 2.6

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below, and all instructions for use of the Products and Epoch Primers will conform to the requirements of Section 2.7 below.

                (b) RESALE LIMITATION ON CUSTOM PROBE SETS. Qiagen shall sell each MGB Eclipse Probe for a Custom Probe Set ordered from Epoch to only a single customer, and shall not divide any MGB Eclipse Probes supplied by Epoch for a Custom Probe Set for sale to multiple customers.

                (c) RESALE LIMITATION ON CATALOGUE PROBE SETS. Qiagen shall not aliquot or otherwise divide or alter any MGB Eclipse Probe supplied by Epoch for a Catalogue Probe Set in order to sell all or any portion of such MGB Eclipse Probe for a Catalogue Probe set as a Custom Probe Set.

        2.5 LABEL REQUIREMENTS. Qiagen shall package and label Products and Epoch Primers in standard Qiagen packaging. Such packaging shall include, in a manner that is reasonably prominent in position and size: (a) "Powered by innovation from Epoch," and (b) "For Research Use Only."

        2.6 ADVERTISING, CATALOGUE AND WEBSITE REQUIREMENTS. All advertising and catalogue entries with respect to the Products and Epoch Primers, and all references to the Products and Epoch Primers on Qiagen's website(s) shall include, in a manner that is reasonably prominent in position and size: (a) "Powered by innovation from Epoch," (b) "Manufactured for Qiagen by Epoch Biosciences," and (c) the information regarding Epoch patents and intellectual property rights set forth in Part I of Exhibit B hereto, as may be updated by Epoch from time to time.

        2.7 PRODUCT INSERTS. Each Product and Epoch Primer as resold or otherwise supplied to a customer by Qiagen shall include a product insert that clearly and prominently displays the following information: (a) "Manufactured for Qiagen by Epoch Biosciences," (b) the information regarding Epoch patents and intellectual property rights set forth in Part I of Exhibit B hereto, as may be updated by Epoch from time to time, and (c) the information regarding the Field and restrictions with respect to the Products and Epoch Primers set forth in Part II of Exhibit B hereto, as may be updated by Epoch from time to time. To be attached as Exhibit H hereto is a template of the Product insert provided by Qiagen, conforming to the requirements of this Section 2.7 to be included with the Products and Epoch Primers; any change to such template shall require Epoch's prior approval. Qiagen shall not provide any information, written or oral, which contradicts such materials.

        2.8 TRADEMARK LICENSE. Epoch hereby grants to Qiagen a non-exclusive, royalty-free right and license to use the Epoch Marks in connection with the marketing, promotion, distribution, sale, technical assistance and support of the Products and Epoch Primers. Qiagen agrees not to alter or remove any Epoch Marks displayed on any Product or Epoch Primer as provided to Qiagen in a manner approved in advance by Qiagen in writing, for packaging by Qiagen. Except as provided in this Agreement, nothing herein shall grant to Qiagen any right, title or interest in Epoch Marks, and nothing herein shall grant to Epoch any right, title or interest in any Qiagen Marks. Notwithstanding the foregoing, Qiagen may name the Products and Epoch Primers to be marketed and distributed at its discretion (and is not required to utilize "MGB Eclipse" as part of any such Product name), subject to Epoch's prior approval of any such name (such approval not to be unreasonably withheld or delayed).

        2.9 NO OTHER RIGHTS. Except as expressly provided in this Agreement, no other right, title, or interest is granted by Epoch to Qiagen hereunder or by Qiagen to Epoch hereunder. Without limiting



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the generality of the foregoing, all right, title and interest in and to all intellectual property rights with respect to the Products and Epoch Primers (including all trade secrets and the like with respect to the sequencing of the Epoch proprietary components embodied in such Products), shall reside in and remain in Epoch. Notwithstanding the foregoing, Epoch shall have no proprietary rights in any probe sequences designed by Qiagen or any Qiagen customer and provided to Epoch for use hereunder by virtue of the terms of this Agreement and all such probe sequence information shall be subject to the provisions of
Section 12 hereof. Subject to compliance with Sections 2.2 and 12 hereof, Epoch may distribute products other than Products within the Territory, either directly or indirectly through distributors or licensees, and no right, title or interest is granted by Epoch to Qiagen relating to such products.

3. SUPPLY, FORECASTS, ORDERS.

        3.1 SUPPLY AND PURCHASE OBLIGATIONS. Epoch shall supply to Qiagen for resale (a) during the Custom Term, the (i) MGB Eclipse Probes to be contained in Custom Probe Sets to be resold by Qiagen and (ii) Epoch Primers relevant thereto, and (b) during the Catalogue Term, (I) MGB Eclipse Probes to be contained in Catalogue Probe Sets to be resold by Qiagen, and (II) Epoch Primers relevant thereto; subject to the terms, conditions, and restrictions herein, including without limitation, the restrictions on the Field. During the Catalogue Term, Epoch shall supply to Qiagen for use as provided herein MGB Eclipse Probes for Evaluation Probe Sets and relevant Epoch Primers. Qiagen shall purchase MGB Eclipse Probes to be contained in Catalogue Probe Sets or Evaluation Probe Sets, and relevant Epoch Primers under this Agreement to the extent set forth in written purchase orders provided to Epoch by Qiagen and accepted by Epoch pursuant to Section 3.4 below, subject to the minimum volume requirements and binding forecasts set forth below. Qiagen shall purchase MGB Eclipse Probes to be contained in Custom Probe Sets, and relevant Epoch Primers utilizing either written purchase orders, or the order placement function of the MGB Eclipse Software, and each electronic submission of such an order shall constitute a purchase order placed by Qiagen with Epoch. Qiagen shall purchase all of its requirements of oligonucleotide probes for use in Custom Probe Sets and Catalogue Probe Sets, and relevant Epoch Primers, from Epoch.

        3.2 FORECASTS. Attached hereto as Exhibit C is Qiagen's written, good faith purchasing forecast of the aggregate quantities of MGB Eclipse Probes to be contained in the Catalogue Probe Sets and Evaluation Probe Sets, along with relevant Epoch Primers that Qiagen expects to purchase during each calendar quarter through June 30, 2003 (the "Initial Forecast"). Not less than forty-five
(45) days prior to the first day of each calendar quarter following the date hereof, Qiagen shall provide Epoch with a written, good faith purchasing forecast of the aggregate quantities of MGB Eclipse Probes to be contained in the Catalogue Probe Sets and Evaluation Probe Sets, along with relevant Epoch Primers that Qiagen expects to purchase during each quarter of the next four (4) calendar quarters. The quantities of the MGB Eclipse Probes contained in the Catalogue Probe Sets and Evaluation Probe Sets, along with relevant Epoch Primers specified for each of the first calendar quarter of such forecast (and with respect to the Initial Forecast, both quarters included in such Initial Forecast) shall be binding on Qiagen, and Epoch shall use its commercially reasonable efforts to fill any orders or series of orders with respect to the binding portion of such forecast, and Epoch shall require Qiagen to take delivery and pay for such amount of the MGB Eclipse Probes contained in such Catalogue Probe Sets and Evaluation Probe Sets and the relevant Epoch Primers. Amounts for additional quarters beyond the first quarter of each forecast shall be considered a non-binding forecast. During any calendar quarter, Epoch shall not be required to fill any order or series of orders in excess of one hundred percent (100%) of the quantities forecasted for such quarter pursuant to the binding portion of the forecast under this Section 3.2. In the event that Qiagen



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shall provide Epoch with orders in excess of such quantities, Epoch shall use commercially reasonable efforts, but is not required to, supply such additional quantities.

        3.3 MINIMUM VOLUME PER ORDER FOR CATALOGUE PROBE SETS. Unless otherwise agreed by Epoch, each order placed by Qiagen for MGB Eclipse Probes with respect to a particular Catalogue Probe Set or relevant Epoch Primer, shall be purchased in a minimum volume of at least one Batch, synthesized on a [*] or [*] scale. All material resulting from each such Batch shall be provided to Qiagen, provided however that Epoch shall reserve a reasonable portion of each Batch for quality control purposes.

        3.4 ORDERS. Qiagen shall issue to Epoch from time to time purchase orders which shall confirm quantities and shipping arrangements for Product Deliverables. Each such purchase order shall be in writing in a form reasonably acceptable to Epoch (or submitted electronically using the MGB Eclipse Software, as contemplated in Section 3.1), and shall specify the description of the MGB Eclipse Probe(s) and Epoch Primers ordered, the quantity ordered, the shipping arrangements (in accordance with Section 3.5) and whether such order is with respect to materials for an Evaluation Probe Set, Catalogue Probe Set or a Custom Probe Set. Epoch shall fill all such orders in accordance with the terms of Section 5 hereof. Epoch shall ship Product Deliverables to the applicable Qiagen location within a number of days following Epoch's receipt of the applicable order from Qiagen, as follows: (a) [*] days with respect to MGB Eclipse Probes for Catalogue Probe Sets or Evaluation Probe Sets and relevant Epoch Primers, (b) [*] business days with respect to MGB Eclipse Probes for Custom Probe Sets and relevant Epoch Primers to be shipped to a single Qiagen location in the U.S., and [*] business days with respect to MGB Eclipse Probes for Custom Probe Sets and relevant Epoch Primers to be shipped to a single Qiagen location in each of Europe or Japan. Each purchase order (or order submitted electronically using the MGB Eclipse Software, as contemplated in
Section 3.1), shall be deemed accepted by Epoch unless written notice to the contrary is received by Qiagen from Epoch within [*] days after Epoch's receipt of the purchase order from Qiagen with respect to MGB Eclipse Probes for Catalogue Probe Sets, Evaluation Probe Sets and relevant Epoch Primers, and within [*] business days after Epoch's receipt of the purchase order from Qiagen with respect to MGB Eclipse Probes for Custom Probe Sets and relevant Epoch Primers. In the event of a conflict between the terms and conditions of any purchase order (or terms included by the Party placing an order using the MGB Eclipse Software) and this Agreement, the terms and conditions of this Agreement shall prevail.

        3.5 DELIVERY AND ACCEPTANCE.

               (a) DELIVERY. All Product Deliverables supplied under this Agreement shall be delivered by Epoch at its place of manufacture, and Qiagen shall purchase such Product Deliverables, Exworks (EXW-INCOTERMS 2000), Epoch's place of manufacture. Qiagen shall have the right to designate shipping arrangements upon advance notice to Epoch; provided, however, that if Qiagen fails to designate a carrier, Epoch shall arrange shipping on Qiagen's behalf at Qiagen's expense, to such location as designated by Qiagen in the applicable purchase order. MGB Eclipse Probes for use in Custom Probe Sets will be packaged by Epoch in packaging materials provided by Qiagen, and shipped only to one of three specified Qiagen locations designated by Qiagen (one in each of the U.S., Europe and Japan), and Qiagen shall be responsible for including product inserts in such packaging and forwarding all Custom Probe Sets to the appropriate customer. Epoch Primers relevant to Custom Probe Sets will be packaged by Epoch in packaging materials provided by Qiagen, and shipped only to one of three specified Qiagen

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                                       10
locations designated by Qiagen (one in each of the U.S., Europe and Japan), and Qiagen shall be responsible for including product inserts in such packaging and forwarding all such Epoch Primers to the appropriate customer. Epoch shall deliver all MGB Eclipse Probes for use in Catalogue Probe Sets and Evaluation Probe Sets to a single Qiagen facility to be designated by Qiagen, to permit Qiagen to perform quality control testing, and Qiagen shall be responsible for aliquoting and packaging MGB Eclipse Probes as Catalogue Probe Sets and forwarding all Catalogue Probe Sets to the appropriate customer. Epoch shall deliver all Epoch Primers relevant to Catalogue Probe Sets and Evaluation Probe Sets to a single Qiagen facility to be designated by Qiagen, to permit Qiagen to perform quality control testing, and Qiagen shall be responsible for packaging such Epoch Primers and forwarding all such Epoch Primers to the appropriate customer.

Qiagen shall pay all freight, insurance charges, taxes, import and export duties, inspection fees and other charges applicable to the sale and transport of Product Deliverables purchased by Qiagen hereunder. Title and risk of loss and damages to Product Deliverables purchased by Qiagen hereunder shall pass to Qiagen upon delivery to the carrier. Epoch shall provide for each lot of Product Deliverables shipped hereunder, a Certificate of Analysis evidencing such lot's conformity with the specifications for such Product Deliverables.

                (b) REJECTION. If a shipment of Product Deliverables or any portion thereof does not contain those Product Deliverables actually ordered by Qiagen pursuant to the applicable purchase order, or the Product Deliverables do not comply with the specifications for the Product Deliverables set forth on Exhibit D hereto and the Product Deliverables specifications described in the Certificate of Analysis with respect to such Product Deliverables in all material respects (so long as the Product Deliverables have been stored by Qiagen and its customers in accordance with the applicable storage and handling requirements set forth on Exhibit D hereto), then Qiagen shall have the right to reject such portion of the shipment of Product Deliverables. Qiagen shall give written notice to Epoch of its rejection hereunder, within [*] business days after Qiagen's receipt of such shipment, specifying the grounds for such rejection. In the event that Qiagen refuses acceptance, Epoch, upon its confirmation of the reasons for refusal of the Product Deliverables, shall either replace the defective Product Deliverables or refund the purchase price, as Epoch may elect, and Qiagen shall use its reasonable efforts to, as directed by Epoch and at Epoch's expense, either (i) hold the nonconforming portion of the shipment of Product Deliverables for Epoch's disposition, or (ii) return the nonconforming portion to Epoch, provided that if Qiagen fails to follow Epoch's directions to either hold or return such nonconforming portion, then Epoch will have no obligation to inspect or replace such nonconforming portion or to provide a refund of any kind with respect to such nonconforming portion. If, following analysis by Epoch, Epoch and Qiagen do not agree on the refusal or rejection of the Product Deliverables , then either Party may refer the matter for final analysis to a specialized laboratory of national reputation acceptable to both parties for the purpose of determining the results. Any determination by such laboratory shall be final and binding upon the parties hereto. The Party in error shall bear all the expenses of such specialized laboratory testing.

                (c) NO OTHER WARRANTY. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EPOCH MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

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                                       11

4. PRICE AND PAYMENT TERMS.

        4.1    PRICES. Prices for the Products shall be determined as follows:

                (a) CUSTOM PROBE SETS. Epoch shall establish a "Suggested Retail Price" for Custom Probe Sets and relevant Epoch Primers based upon actual market conditions and the competitive environment for similar products. Suggested Retail Prices shall be established in Euros for Custom Probe Sets and relevant Epoch Primers to be distributed in Europe, in Yen for Custom Probe Sets and relevant Epoch Primers to be distributed in Japan, and in U.S. Dollars for Custom Probe Sets and relevant Epoch Primers to be distributed in all other locations, which may be adjusted by Epoch from time to time (but at least twice a year in the first full year after Commercial Launch if necessary) based upon market conditions.

Qiagen shall pay Epoch for each MGB Eclipse Probe with respect to a Custom Probe Set and relevant Epoch Primers purchased hereunder, [*] percent ([*]%) of the Suggested Retail Price for such MGB Eclipse Probe with respect to a Custom Probe Set and relevant Epoch Primer as of the date of order. Qiagen may sell the Custom Probe Sets and relevant Epoch Primers to its customers at any price or for any consideration it desires. The initial Suggested Retail Prices for the Custom Probe Sets (for [*] or [*] yield) and relevant Epoch Primers are attached hereto as Exhibit A, set forth in Euros for Custom Probe Sets and Epoch Primers to be distributed in Europe, in Yen for Custom Probe Sets and Epoch Primers to be distributed in Japan, and in U.S. Dollars for Custom Probe Sets and Epoch Primers to be distributed in all other locations.

                (b) CATALOGUE PROBE SETS. Qiagen shall establish prices for its sales of Catalogue Probe Sets and relevant Epoch Primers. Qiagen shall pay to Epoch, (i) with respect to each Catalogue Probe Set and relevant Epoch Primer purchased hereunder, a transfer price equal to [*]% of Epoch's Manufacturing Cost of the MGB Eclipse Probe Set with respect to each Catalogue Probe Set and [*]% of Epoch's Manufacturing Cost of each relevant Epoch Primer (the "Catalogue Transfer Price,") and (ii) a royalty equal to [*] percent ([*]%) of Net Sales with respect to the Catalogue Probe Sets and the relevant Epoch Primers ("Catalogue Royalties"). Catalogue Transfer Prices will be subject to adjustment from time to time by Epoch (but Epoch agrees to perform such review at least every [*] and promptly upon any material change in circumstances likely to materially decrease Manufacturing Cost) based upon changes in efficiencies, cost of materials, volume or related changes which impact the Manufacturing Costs (as previously defined). Any such adjustment shall be applied prospectively from the date of Epoch's determination that such adjustment is warranted, and shall have no impact on any pricing terms prior to such date. The initial Catalogue Transfer Price for the MGB Eclipse Probe Set with respect to Catalogue Probe Sets (for [*] and [*] scales) and relevant Epoch Primers is attached hereto as Exhibit A.

                (c) EVALUATION PROBE SETS. Qiagen may purchase MGB Eclipse Probes and relevant Epoch Primers from Epoch for Qiagen's internal evaluation purposes only as part of Qiagen's research to determine which products to offer as Catalogue Probe Sets (and not for resale or for any use in providing services of any kind to any third party) ("Evaluation Probe Sets"). The transfer price for such Evaluation Probe Sets shall be [*] percent ([*]%) of the Manufacturing Cost incurred in the manufacture of such Evaluation Probe Sets (but no more than $[*] per Evaluation Probe Set for Evaluation Probe Sets provided at [*]), including the relevant Epoch Primers. Evaluation Probe Set prices will be subject to adjustment from time to time by Epoch (but Epoch agrees to perform such review at least every six (6)

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                                       12
months and promptly upon any material change in circumstances likely to materially decrease Manufacturing Cost) based upon changes in efficiencies, cost of materials, volume or related changes which impact the Manufacturing Costs (as previously defined). Any such adjustment shall be applied prospectively from the date of Epoch's determination that such adjustment is warranted, and shall have no impact on any pricing terms prior to such date.

                (d) MANUFACTURING COSTS. Epoch shall use good faith efforts to adopt efficient manufacturing procedures.

        4.2 PAYMENT TERMS.

                (a) CUSTOM PROBE SETS AND CATALOGUE TRANSFER PRICE. Upon shipment of Product Deliverables or Evaluation Probe Sets to Qiagen, Epoch shall submit invoices therefor to Qiagen. Payment for all MGB Eclipse Probes for Custom Probe Sets and relevant Epoch Primers, Evaluation Probe Sets and relevant Epoch Primers and the Catalogue Transfer Price for the MGB Eclipse Probes for the Catalogue Probe Sets, and relevant Epoch Primers shipped shall be net [*] days from the date of invoice.

                (b) CATALOGUE ROYALTIES. The amount of Catalogue Royalties due shall be calculated quarterly as of the end of each calendar quarter and shall be paid quarterly within [*] days next following such date. Every such payment shall be supported by a full and accurate accounting to include the applicable quarter's Net Sales of Catalogue Probe Sets and relevant Epoch Primers sold by Qiagen and its Affiliates and total Catalogue Royalties payable to Epoch, broken down for each of the following territories: (i) Europe, (ii) North America,
(iii) Japan and (iv) Rest of World.

                (c) PAYMENTS. All amounts payable to a Party hereunder shall be payable in United States Dollars and shall be made by check or bank wire transfer in immediately available funds from the payor's bank, wherever located, to payee's account located in the United States, each as designated by the respective Party. Any payments due under this Agreement which are not paid by the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of one and one-half percent (1.5%) per month or the maximum rate permitted by applicable law. Epoch reserves the right to discontinue all services and/or withhold shipment of Product Deliverables and Evaluation Probe Sets during any period in which Qiagen has any amounts outstanding and past due. This Section 4.2(c) shall in no way limit any other remedies available to either Party hereto.

                (d) TAXES. Epoch shall pay any and all taxes levied on account of royalties it receives under this Agreement. If laws or regulations require that taxes be withheld, Qiagen will (i) deduct those taxes from the payments owed, (ii) timely pay the taxes to the proper taxing authority, and (iii) send proof of payment to the other Party within sixty (60) days following such payment. The Parties agree to cooperate to obtain the benefit of any tax treaty with respect to such royalty payments. Qiagen shall be solely responsible for the payment of taxes not based on Epoch's income, such as sales tax, customs, duties, value-added taxes and other taxes imposed by a taxing jurisdiction on the purchase or resale of Products.


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                                       13

                (e) CONFLICTING TERMS. To the extent the terms of any invoice submitted by Epoch or a purchase order submitted by Qiagen conflict with the terms of this Agreement, the terms of this Agreement shall control and be binding upon the parties.

                (f) BLOCKED CURRENCY. In each country where the local currency is blocked and cannot be removed from the country, at the election of the paying Party, royalties accrued in that country shall be paid to the receiving Party in the country in local currency by deposit in a local bank designated by the receiving Party.

                (g) FOREIGN EXCHANGE. For the purpose of computing payments in a currency other than United States Dollars, such currency shall be converted into United States Dollars at the applicable conversion rate most recently published in the Wall Street Journal (U.S., West Coast Edition) as of the date when such payment becomes due.

                (h) PAYMENTS TO OR REPORTS BY AFFILIATES. Any payment required under any provision of this Agreement to be made to either Party or any report required to be made by any Party shall be made to or by an Affiliate of that Party if designated by that Party as the appropriate recipient or reporting entity.

4.3 AUDIT RIGHTS. For a period of three (3) years after the calendar quarter for which a payment has been made hereunder by Qiagen to Epoch, Qiagen shall keep (and shall cause its Affiliates to keep) full, complete and proper records and accounts of all sources and amounts of sales and associated adjustments in sufficient detail to enable the payment and adjustments under Section 4 for such calendar quarter to be determined and to ensure Qiagen's compliance with the terms of this Agreement. For a period of three (3) years after the calendar quarter for which Manufacturing Costs have been calculated by Epoch, Epoch shall keep (and shall cause its Affiliates to keep), records sufficient to detail Epoch's calculation of Manufacturing Costs. Each Party shall have the right to appoint an independent certified public accounting firm approved by the other Party, which approval shall not be unreasonably withheld, to audit the records of the other Party (and its Affiliates' records) as necessary to verify the amounts payable pursuant to this Agreement (or the calculation of Manufacturing Costs, as the case may be) and to ensure each Party's compliance with the terms of this Agreement. The audited Party shall pay to the auditing Party an amount equal to any adjustment to which the auditing Party is entitled as disclosed by the audit, plus interest thereon at the rate of one and one-half percent (1.5%) per month, subject to any limitations on such interest rate imposed by law, and provided further, that neither Party shall be obligated to pay any interest upon amounts due to the other Party following such audit which resulted from errors or miscalculations in such other Party's records. Such audit shall be at the auditing Party's expense; provided, however, that if the audit discloses that the auditing Party was underpaid by at least [*] percent ([*]%) in any calendar quarter, then the audited Party shall reimburse the auditing Party for any such audit costs, provided however that neither Party shall be obligated to pay such audit costs if such underpayment resulted from errors or miscalculations in the other Party's records. A Party may exercise its right of audit hereunder no more frequently than twice in any calendar year and during the regular business hours of the audited Party. The accounting firm shall disclose to the auditing Party only information relating to the accuracy of the payments and to the audited Party's compliance with the terms of this Agreement. The Parties will endeavor to minimize disruption of the normal business activities of the Party being audited to the extent reasonably practicable.


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                                       14

I        4.4 PRICING ADJUSTMENTS. If after the Effective Date of this Agreement, and during the Custom Term, Epoch grants to a third party a license or signs a distribution agreement in the Field, with substantially similar or lesser minimum volume requirements and marketing obligations as those set forth herein, or if Epoch amends any existing agreement to grant such right(s), and Epoch offers such third party more favorable pricing for Product Deliverables than is granted to Qiagen by this Agreement, then within thirty (30) days of the effective date of any such agreement or amendment, Epoch shall notify Qiagen in writing of such agreement or amendment and provide Qiagen with the a summary of the pertinent terms thereof, and offer Qiagen such more favorable pricing, as adjusted by the parties in good faith to take into account the specific terms of this Agreement, with respect to orders placed by Qiagen following the effective date of such third party agreement. Qiagen shall have sixty (60) days to notify Epoch in writing, if Qiagen elects to accept such new terms. If Qiagen does so elect to accept such new terms, such terms shall be effective as of the effective date of the third party agreement or amendment.

5. MANUFACTURE OF PRODUCTS.

        5.1 CATALOGUE PROBE SETS. Qiagen shall determine the specific gene targets with respect to the Catalogue Probe Sets, and instruct Epoch as to the sequence of the MGB Eclipse Probe and relevant Epoch Primer(s)for each Catalogue Probe Set. Qiagen may designate new products as Catalogue Probe Sets from time to time (subject to the restrictions of this Agreement) by providing Epoch with the necessary sequence of the MGB Eclipse Probe, indicating that such product will be a Catalogue Probe Set, and complying with the forecast requirements set forth in Section 3.2 hereof for such Catalogue Probe Set. Epoch shall accept orders with respect to any probe sequence designated by Qiagen, whether or not it has manufactured the same or similar sequence for any third party, subject to any obligations of Epoch to third parties and restrictions with respect to third party intellectual property rights.

        5.2 PLACE OF MANUFACTURE. Epoch shall manufacture the Product Deliverables in its facilities in the United States. If Epoch determines that the volume of Custom Probe Sets purchased by Qiagen justifies manufacturing MGB Eclipse Probes with respect to Custom Probe Sets and relevant Epoch Primers in the European Union and/or Japan, then Epoch may at its option manufacture such MGB Eclipse Probes with respect to Custom Probe Sets, and relevant Epoch Primers at a facility in Europe and/or Japan, provided that the facilities used for manufacturing are not owned or controlled by a third party that is a distributor of MGB Eclipse Probes in the Field.

        5.3 STANDARD OPERATION PROCEDURES AND QUALITY CONTROL. Current standard operating procedures with respect to manufacture and quality-control of Product Deliverables are as defined on Exhibit E (the "Current SOP's"). Epoch agrees not to materially change components of the Product Deliverables (e.g., fluorophor-linker moiety or minor groove binder moiety) or materially vary the Current SOP's (e.g., synthesis resin, probe or primer purification methods) without first providing Qiagen with sixty (60) days prior written notice of such changes. Epoch shall provide Qiagen with sufficient testing material at Epoch's expense to validate whether such changes materially reduce Product Deliverable performance. If Qiagen proves that changes in standard operation procedures will lead to materially reduced Product Deliverable performance in comparison with Product Deliverables manufactured and quality controlled according to Current SOP's, then Epoch shall perform its own tests to verify Qiagen's findings. If, following analysis by Epoch, Epoch and Qiagen do not agree on such findings, then either Party may refer the matter for final analysis to a specialized laboratory of national reputation acceptable to both parties for the purpose of determining whether changes in Current SOP's will lead to materially reduced Product Deliverable performance. Any determination by such laboratory shall be final and binding upon the Parties hereto. The Party in error shall bear all the expenses of such specialized laboratory testing. If a final determination is made jointly by Epoch and Qiagen, or by the specialized laboratory, that changes in Current SOP's will lead to materially reduced Product Deliverable performance, then provided that Qiagen has satisfied its minimum annual sales obligations pursuant to Section 8.4 through such date, Epoch agrees to provide Product Deliverables to Qiagen according to then-Current SOP's for a period of at least two (2) years from the date of the original written notice regarding such changes. Qiagen may from time to time propose changes to Current SOP's, which Epoch may agree to implement or not implement in its sole discretion.

        5.4 PACKAGING; PACKAGING MATERIALS. MGB Eclipse Probes for use in Catalogue Probe Sets, and relevant Epoch Primers shall each be shipped by Epoch to Qiagen in bulk form in ordinary packaging of Epoch's choosing but complying with product stability needs. MGB Eclipse Probes for use in Custom Probe Sets, and relevant Epoch Primers shall each be shipped by Epoch to Qiagen in packaging provided by Qiagen. Qiagen shall be responsible, at its own expense, in the case of MGB Eclipse Probes for use in Catalogue Probe Sets and relevant Epoch Primers, for aliquoting and packaging, and in the case of all Products and Epoch Primers, for labeling (as necessary) and providing and inserting package inserts, in all cases in compliance with the labeling requirements of Section
2.5 and the insert requirements of Section 2.7), in accordance with the terms of this Agreement.

        5.5 COMPLIANCE. Epoch shall comply in all material respects with all laws, rules and regulations applicable to the manufacture and shipment of Product Deliverables hereunder.

6. MGB ECLIPSE SOFTWARE.

        6.1 LICENSE TO MGB ECLIPSE SOFTWARE. Concurrent with the execution of this Agreement, Qiagen and Epoch shall execute a software license agreement, in the form attached as Exhibit F (the "MGB Eclipse Software License") granting Qiagen the right to install the MGB Eclipse Software on a computer server to enable Qiagen and customers of Qiagen to access the MGB Eclipse Software via a web site owned and operated by or on behalf of Qiagen, for the purpose of designing and ordering Evaluation Probe Sets (for Qiagen only) and Custom Probe Sets. Epoch will provide Qiagen with updates to the MGB Eclipse Design Software for Gene Expression version of the MGB Eclipse Software developed by Epoch when such updates become generally available, and Epoch shall provide commercially reasonable assistance to Qiagen with respect to the installation of any such MGB Eclipse Software updates (and Qiagen shall reimburse Epoch [*] percent ([*]%) of its fully-burdened personnel costs and any documented, reasonable out-of-pocket expenses incurred in providing such commercially reasonable assistance with respect to such MGB Eclipse Software updates).

        6.2 OBLIGATION TO INSTALL MGB ECLIPSE SOFTWARE. Qiagen shall, prior to Commercial Launch as defined in Section 8.4, with reasonable assistance from Epoch, install and make operational on a web site owned and operated by or on behalf of Qiagen, the MGB Eclipse Software.

        6.3 CUSTOMIZATION OF MGB ECLIPSE SOFTWARE. In the event that Qiagen requests any modifications or customizations of the MGB Eclipse Software ("Software Modifications") reasonably necessary to effect the implementation of the MGB Eclipse Software in accordance with the terms of this Agreement (or if Qiagen requests other Software Modifications which Epoch agrees in its sole discretion to undertake), Epoch shall use its commercially reasonable efforts to effect such Software Modifications. If Qiagen requests that the user interface portions of the MGB Eclipse Software be translated into a


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                                       16
language other than English, such translation shall be undertaken only by Epoch, and only if agreed upon by Epoch, and any such translation or translations shall be deemed Software Modifications hereunder. Qiagen shall reimburse Epoch for the actual cost (as determined in accordance with generally accepted accounting principles) of such Software Modifications within thirty (30) days of Epoch's invoice reflecting such charges. All right, title and interest in and to the MGB Eclipse Software, the Software Modifications, and any intellectual property or proprietary rights of any kind in connection with the MGB Eclipse Software and the Software Modifications shall reside in and remain vested in Epoch. If Qiagen requests that Epoch develop Software Modifications (other than Software Modifications reasonably necessary to effect the implementation of the MGB Eclipse Software in accordance with the terms of this Agreement, Software Modifications to translate the user interface portions of the MGB Eclipse Software into a language other than English, or Software Modifications which are necessary for the essential purpose and utility of the MGB Eclipse Software), and expressly requests that such Software Modifications not be incorporated into versions of the MGB Eclipse Software to be installed by parties other than Qiagen, then upon Epoch's agreement to perform such work and payment by Qiagen of a commercially reasonable amount mutually agreed upon, Epoch shall not incorporate such Software Modifications into versions of the MGB Eclipse Software to be installed by parties other than Qiagen.

7. JOINT RESEARCH EFFORTS.

        7.1 MODIFICATION OF PRODUCTS. Qiagen may submit to Epoch a request for certain modifications or improvements to the MGB Eclipse Probes, and Epoch shall review and discuss such request with Qiagen. Upon mutual agreement by Epoch and Qiagen, Epoch shall undertake the necessary research and development activities to implement such modifications or improvements. Qiagen will reimburse Epoch all costs associated with such research and development activities, including personnel costs, based on a fully-burdened rate of [*] Dollars ($[*]) per calendar quarter per FTE during the first year following the date hereof, such rate to be adjusted at the beginning of each subsequent year by an amount equal to the increase in the U.S. Department of Labor Consumer Price Index in the prior year. Payment for such services shall be net thirty (30) days from the date of Epoch's invoice, which shall include an accounting of the hours spent on such requested modifications or improvements. All payment shall be made in U.S. Dollars. "Inventions" shall mean all discoveries, concepts, ideas and other intellectual property or proprietary rights, whether patentable or not, which arise from or are directly related to the development activities described in this Section 7.1, including but not limited to articles, processes, compounds, methods, formulae, systems and techniques, as well as improvements thereof and relating to the Products. Any Inventions arising out of the development activities described in this Section 7.1 will be jointly owned by Epoch and Qiagen. As used herein, the terms "inventor" and "Invention" are defined to be consistent with those definitions established and set forth in Title 35 U.S.C. and case law pertaining thereto.

8. ADDITIONAL OBLIGATIONS OF QIAGEN.

        8.1 REGISTRATIONS AND PERMITS. Qiagen shall comply in all material respects with all laws, rules and regulations applicable to the marketing, promotion, distribution and sale of Products within the Territory. If and as required from time to time under the laws of any country within the Territory, Qiagen shall apply for and use its commercially reasonable efforts to obtain all registrations and permits that are necessary to market, distribute and sell the Products within such country. Epoch shall reasonably


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                                       17
cooperate with Qiagen in connection with Qiagen's efforts to obtain such registrations, licenses and permits.

        8.2 PROMOTION OF PRODUCTS; ADVERTISING. Qiagen shall use its best efforts to promote the sale of the Products within the Territory. Qiagen shall advertise, promote and market the Products in a commercially reasonable manner and furnish appropriate Product information and promotional materials to its customers. Such efforts shall include, but not be limited to, at Qiagen's expense, preparing promotional materials in appropriate languages for the Territory, advertising the Products in appropriate trade publications and journals, participating in appropriate trade shows (at a minimum the major international meeting trade shows that relate to the Products and the Field), promoting the Products on Qiagen's web site, providing customer training where required, using its sales force in a manner sufficient to promote the Products, and directly soliciting orders from customers for the Products.

        8.3 MINIMUM PURCHASES. Notwithstanding any other provision hereof, in each calendar quarter, Qiagen shall purchase at least the minimum amounts of MGB Eclipse Probes and Epoch Primers pursuant to the binding forecasts set forth in
Section 3.2.

        8.4 MINIMUM ANNUAL SALES. In the event that Qiagen's Net Sales of Products and Epoch Primers to its non-Affiliate customers in each year set forth below do not exceed the amounts set forth below:

               Year                         Annual Minimum Net Sales
               ----                         ------------------------
               Year 1                              US $[*]
               Year 2                              US $[*]
               Year 3                              US $[*]
               Year 4                              US $[*]

Epoch shall have the right to convert Qiagen's rights under this Agreement to non-exclusive as described below, provided that during the relevant year, there has been no material disruption of supply of the Product Deliverables which was beyond the control of Qiagen, that during the relevant year, there has been no material disruption in access by Qiagen or Qiagen customers to the MGB Eclipse Software resulting from a defect in the MGB Eclipse Software and which disruption was not within Qiagen's reasonable control to remedy, and that the number of Product Deliverables rejected by Qiagen and accepted for replacement or refund pursuant to Section 3.5(b) has not exceeded [*] percent ([*]%) of the volume of Product Deliverables delivered in such year. Year 1 shall be the twelve month period beginning upon "Commercial Launch," which shall be the date upon which Qiagen sends a launch package (consisting of those items set forth on Exhibit J hereto) to its Affiliates, subsidiaries and Epoch, which shall be no later than April 15, 2003. Years 2, 3, 4 and 5 shall be the subsequent twelve
(12) month periods following the first year after Commercial Launch. Notwithstanding the foregoing, solely with respect to Year 1, Qiagen may, at its option, meet its minimum Net Sales obligation (in which case Epoch shall have no right to convert Qiagen's rights under this Agreement to non-exclusive for failure to meet its first year minimum Net Sales obligation) if within sixty
(60) days prior to the end of Year 1, Qiagen places a purchase order for a volume of Product Deliverables which results in Epoch receiving payment from Qiagen greater than or equal to [*] percent ([*]%) of the dollar amount by which Qiagen's Net Sales fell short of [*] Dollars ($[*]), and Qiagen remits payment to Epoch for such amount (the


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"Shortfall Order"). The sale to customers of Products incorporating Product
Deliverables from the Shortfall Order shall not be included in the calculation of Net Sales for any subsequent year for purposes of determining whether Annual Minimum Net Sales have been met. For purposes of this Section 8.4, Qiagen's Net Sales in currency other than U.S. dollars shall be converted into U.S. dollars for such calculation on a monthly basis, based on the average exchange rate during the applicable quarter, according to the exchange rates published in the U.S. West Coast edition of the Wall Street Journal.

Within thirty (30) days of the end of each Year 1, Year 2, Year 3, Year 4 and Year 5, Qiagen shall provide Epoch with a report of Net Sales for such year. In the event that such Net Sales do not exceed the amount set forth above (and in the case of Year 1, if Net Sales do not exceed the amount set forth above and Epoch has not received payment for the Shortfall Order within sixty (60) days prior to the end of Year 1), Epoch may, within sixty (60) days of receipt of such report, convert Qiagen's rights under this Agreement to non-exclusive for the balance of the Custom Term and Catalogue Term by providing notice to Qiagen.

Upon the termination or expiration of the Custom Term for any reason, Qiagen's rights hereunder shall automatically be converted to non-exclusive with respect to Catalogue Probe Sets (and shall have terminated in their entirety with respect to Custom Probe Sets), however, the parties may mutually agree to extend co-exclusivity with respect to Catalogue Probe Sets if the parties establish mutually acceptable minimum annual sales obligations and other material terms.

        8.5 DISTRIBUTION ACTIVITIES. Qiagen shall be responsible, at is own expense, for all final packaging, order entry and collection, distribution, fulfillment, inventory management, billing, collection of receivables, and processing of returns for the Products in the Territory.

        8.6 COMPLIANCE. Qiagen shall comply in all material respects with all laws, rules and regulations applicable to its repackaging, sale, marketing, promotion, use or distribution of Products and Epoch Primers hereunder, and Qiagen acknowledges that such compliance includes, without limitation, prohibitions against infringing upon the intellectual property rights of third parties.

9. ADDITIONAL OBLIGATIONS OF EPOCH.

        9.1 PROMOTIONAL MATERIALS. Qiagen shall be responsible for the preparation of all of its sales literature, advertising and promotional materials. Qiagen shall provide to Epoch for review examples of all such materials (along with English translations thereof) at least twenty (20) business days prior to use by Qiagen. Epoch shall have no right to use or copy any such materials, or any portion thereof, for any purpose other than for determining compliance with the terms of this Agreement.

        9.2 THIRD PARTY PATENT MATTERS. In case that Epoch is aware or becomes aware of any patents and patent applications which may compromise the promotion, sales and/or usage of Products in accordance with the terms of this Agreement (including the restrictions set forth herein) in certain countries or applications within the Field, Epoch shall promptly inform Qiagen. Epoch shall apply for and use its commercially reasonable efforts to obtain, at Epoch's expense, all licenses that are necessary to manufacture and supply to Qiagen the Product Deliverables within the Territory within the Field and in accordance with the terms of this Agreement, and to enable Qiagen to resell Products incorporating the Product Deliverables in accordance with this Agreement subject to Epoch's instructions for use as set forth in Exhibit I hereto.



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        9.3 INSPECTIONS. During the Custom Term and Catalogue Term, Epoch shall permit Qiagen to examine during regular business hours, no more than two (2) times annually, Epoch's manufacturing and quality control processes for its compliance with the Current SOP's or any intermediate and agreed changes, as well as compliance with the provisions of Section 12 hereof, at the request and the expense of Qiagen and upon at least ten (10) days prior notice. Epoch shall permit Qiagen, or a mutually agreed independent agent with respect to Section 12 inspections, to examine all relevant production and quality control related records as well as to visually inspect the production plant solely to the extent necessary to verify compliance with Section 12 or of the manufacturing and quality control processes with the Current SOP's or agreed changes to these procedures. All information and data reviewed in the inspection shall be used only for the purpose of verifying compliance of manufacturing and quality control processes for its compliance with the Current SOP's and all such information disclosed to Qiagen shall be treated as Epoch Confidential Information subject to the obligations of this Agreement.

        9.4 IMPROVED PRODUCTS. If during the Custom Term, Epoch becomes aware of any information/know-how considering performance, improvements, restrictions, shipment, stability and usage of the Products, subject to restrictions on confidentiality and Qiagen's agreement to treat such information as Epoch Confidential Information, Epoch shall forward such information to Qiagen and shall co-operate with Qiagen and use reasonable efforts to support Qiagen with respect to use of such information in its promotion, marketing and product improvement activities, subject to the Field restrictions and other restrictions set forth herein.

        9.5 BACK-UP MANUFACTURING. Within ninety (90) days of the date hereof, Qiagen and Epoch shall negotiate in good faith and execute a Back-Up Manufacturing Agreement which shall, upon the occurrence of and during the continuation of a Failure to Supply (as hereinafter defined), provide for: (a) Qiagen to lease facilities and equipment to Epoch and provide employees, materials and services to Epoch to enable Epoch to manufacture MGB Eclipse Probes for Products and relevant Epoch Primers for use hereunder at Qiagen facilities in Europe and/or Japan, and (b) Epoch to provide personnel to supervise the manufacture of MGB Eclipse Probes for Products and relevant Epoch Primers at Qiagen facilities in Europe and/or Japan. When completed, the Back-Up Manufacturing Agreement shall be appended to this Agreement as Exhibit G. For the purposes of this Section 9.5 and the Back-Up Manufacturing Agreement, a "Failure to Supply" shall mean that Epoch has failed to fulfill Qiagen's forecasted production requests with respect to the MGB Eclipse Probes for Products and relevant Epoch Primers according to the supply timelines as set forth in Section 3.4, with respect to at least [*] percent ([*]%) of the forecasted volume in two (2) consecutive calendar quarters, and fails to correct the cause of any such failure following written notice from Qiagen, which failure to correct shall be evidenced by a failure to fulfill Qiagen's forecasted production requests with respect to the MGB Eclipse Probes for Products and relevant Epoch Primers according to the supply timelines as set forth in Section 3.4, with respect to at least [*] percent ([*]%) of Qiagen's forecasted volume during the subsequent calendar quarter. A Failure to Supply shall be deemed to have ceased once Epoch provides Qiagen with reasonable evidence that it has corrected the cause of the Failure to Supply.

10. TRAINING AND SUPPORT.

        10.1 INITIAL LAUNCH TRAINING. Epoch agrees to provide an initial training session of two or three days in duration for up to [*] of Qiagen's personnel to train such Qiagen personnel to perform technical assistance and support for its customers (including Primary Product Technical Services). Such


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initial training session will be conducted upon Qiagen's request one (1) time within three (3) months of the date of this Agreement at or near Epoch's facilities in Bothell, Washington or, at Qiagen's election and upon agreement by and under the guidance of Epoch, at Qiagen's facilities. Qiagen shall reimburse Epoch for its costs as set forth below, including the reasonable travel and lodging expenses of Epoch personnel in the event that such training is conducted at Qiagen's facilities. In all cases Qiagen shall bear the cost of travel and lodging for its own personnel. In addition, Epoch will provide Product updates and service bulletins relevant to Products as they become available.

        10.2 TECHNICAL SUPPORT AND SALES ASSISTANCE.

                (a) SOFTWARE TECHNICAL SERVICES. During the first three (3) months following the date hereof, Epoch shall train Qiagen's internal technical service personnel upon Qiagen's request to provide assistance to customers of the Products seeking technical assistance in the use of the MGB Eclipse Software, via telephone, email or similar remote means. Qiagen shall reimburse Epoch [*] percent ([*]%) of its fully-burdened personnel costs and any documented, reasonable out-of-pocket expenses incurred in providing such services and training.

                (b) PRIMARY PRODUCT TECHNICAL SERVICES. Qiagen shall provide Primary Product Technical Services with respect to the Custom Probe Sets. During the first one hundred and twenty (120) days following Commercial Launch, Epoch shall, at Qiagen's request, provide assistance to Qiagen with respect to the Primary Product Technical Services in addition to that set forth in Section
10.1. Qiagen shall reimburse Epoch [*] percent ([*]%) of its fully-burdened personnel costs and any documented, reasonable out-of-pocket expenses incurred in providing such services described above.

                (c) SECONDARY PRODUCT TECHNICAL SERVICES. During the first one hundred and twenty (120) days following Commercial Launch, Epoch shall, at Qiagen's request, provide reasonable Secondary Product Technical Services with respect to the Custom Probe Sets at no extra-expense. Thereafter, Epoch shall provide reasonable Secondary Product Technical Services with respect to the Custom Probe Sets at Qiagen's request, and Qiagen shall reimburse Epoch [*] percent ([*]%) of its fully-burdened personnel costs and any documented, reasonable out-of-pocket expenses incurred in providing such Secondary Product Technical Services.

                (d) ADDITIONAL TRAINING. Additional training may be provided upon request by Qiagen and agreement by Epoch, provided that Qiagen reimburses Epoch [*] percent ([*]%) of its fully-burdened personnel costs and any documented, reasonable out-of-pocket expenses.

                (e) REPORTS AND REIMBURSEMENT. Epoch shall periodically provide Qiagen a reasonably detailed accounting of its costs and expenses under Sections
10.2 (a), (b), (c) and (d) and Qiagen shall pay to Epoch in U.S. dollars the amounts listed therein within thirty (30) days of receipt of such accounting.

11. REPRESENTATIONS AND WARRANTIES.

        11.1 EPOCH. Epoch represents and warrants to Qiagen that (a) Epoch has all necessary corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder, (b) this Agreement has been duly authorized, executed and delivered by Epoch, (c) the execution, delivery


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

and performance by Epoch of this Agreement, and the consummation of the transactions contemplated hereby, do not violate or conflict with the charter or bylaws of Epoch, any material contract, agreement or instrument to which Epoch is a Party or by which it or its properties are bound, or any judgment, decree, order or award of any court, governmental body or arbitrator by which Epoch is bound, or any law, rule or regulation applicable to Epoch, and (d) there is no pending and, to its best knowledge, there is no pending or threatened claim, action, suit or proceeding involving a claim that the manufacture, distribution or sale of any Products as contemplated herein would infringe or violate the intellectual, proprietary or other rights of any other Person, excluding any activities described in Section 2.3(c).

        11.2 QIAGEN. Qiagen represents and warrants to Epoch that (a) Qiagen has all necessary corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder, (b) this Agreement has been duly authorized, executed and delivered by Epoch, and (c) the execution, delivery and performance by Qiagen of this Agreement, and the consummation of the transactions contemplated hereby, do not violate or conflict with the Certificate of Incorporation or Bylaws of Qiagen, any material contract, agreement or instrument to which Qiagen is a Party or by which it or its properties are bound, or any judgment, decree, order or award of any court, governmental body or arbitrator by which Qiagen is bound, or any law, rule or regulation applicable to Qiagen.

        11.3 OWNERSHIP OF INTELLECTUAL PROPERTY/AUTHORITY TO GRANT LICENSES. Epoch warrants to Qiagen that as of the Effective Date of this Agreement, to the best of the knowledge of Epoch's officers, the MGB Eclipse Probes, when used in the Field in accordance with the instructions for use as set forth in Exhibit I hereto, do not infringe any valid patent, copyright, trademark, or trade secret of a third party. Pursuant to that certain license agreement by and between Epoch and [*] (the "[*] License Agreement"), [*] has licensed to Epoch certain [*] patents which are included in the Patent Rights and sublicensed to Qiagen hereunder.[*]. In addition, under the [*] License Agreement, [*] agreed that in the event that subsequent to the date of the [*] License Agreement [*] acquires patents which would be infringed as a direct result of Epoch's exploitation of its license, that such additional patents ("[*] Blocking Patents") would also be covered by the license granted by [*] to Epoch, and available for sublicensing to Qiagen hereunder consistent with the terms hereof. Epoch agrees that any such [*] Blocking Patents included under the [*] License Agreement shall be included in Patent Rights at no additional expense to Qiagen.

12. CONFIDENTIALITY.

        12.1 CONFIDENTIALITY. Each Party acknowledges that, in the course of performing its duties and obligations under this Agreement, certain information that is confidential or proprietary to such Party ("Confidential Information") will be furnished by the other Party or such other Party's representatives. In particular, the probe sequences as designed by Qiagen or its customers and ordered as MGB Eclipse Probes for Catalog Probe Sets or Custom Probe Sets shall be deemed Confidential Information of Qiagen. Each Party agrees that except as set forth in this Agreement, any Confidential Information furnished by the other Party or such other Party's representatives will not be used by it or its representatives except in connection with, and for the purposes of, the manufacture, promotion, marketing, distribution and sale of Products, or components thereof, in accordance with the terms of this Agreement and, except as provided herein, will not be disclosed by it or its representatives without the prior written consent of the other Party. Notwithstanding the foregoing, except for such information as is automatically deemed Confidential Information of Qiagen as set forth above, the parties agree that all Confidential Information shall be clearly marked "CONFIDENTIAL" or, if in furnished in oral form, shall be stated to be


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

confidential by the Party disclosing such information at the time of such disclosure and reduced to a writing by the Party disclosing such information which is furnished to the other Party or such other Party's representatives within forty-five (45) days after such disclosure.

        12.2 EXCEPTIONS. The confidentiality obligations of each Party including its representatives, a "Receiving Party" under Section 12.1 do not extend to any Confidential Information furnished by the other Party or such other Party's representatives (the "Disclosing Party") that (a) is or becomes generally available to the public other than as a result of a disclosure by such Receiving Party, (b) was available to such Receiving Party on a non-confidential basis prior to its disclosure thereto by the Disclosing Party, (c) was independently developed by the Receiving Party without the use of the Disclosing Party's Confidential Information by representatives of such Receiving Party who did not have access to the Disclosing Party's Confidential Information, as established by contemporaneous written records, or (d) becomes available to such Receiving Party on an non-confidential basis from a source other than the Disclosing Party having the lawful right to disclose it. For purposes of clarity, the Parties acknowledge that third parties may order, and Epoch may manufacture for such parties, MGB Eclipse Probes containing sequences identical to those ordered by Qiagen hereunder, or vice versa, but Epoch shall not disclose to such third party or Qiagen whether any such event occurs. Notwithstanding any other provision hereof to the contrary, Epoch shall not knowingly use the Qiagen Confidential Information with respect to the sequences as designed by Qiagen or its customers and ordered as MGB Eclipse Probes for Catalogue Probe Sets or Custom Probe Sets in designing its own products in the Field or outside the Field, or in designing products for Epoch's other distributors or licensees in the Field or outside the Field, and Qiagen agrees that so long as Epoch does not knowingly use such information in the manner described above, any failure by Epoch with respect to such use of Qiagen Confidential Information with respect to the sequences as designed by Qiagen or its customers and ordered as MGB Eclipse Probes for Catalogue Probe Sets or Custom Probe Sets shall not give rise to a claim by Qiagen against Epoch for such use. Subject to Section 8.6 hereof, nothing herein shall prohibit Qiagen from designing a Product using any probe sequence it desires, including any probe sequence which may be utilized by Epoch in an [*].

        12.3 COMPELLED DISCLOSURE. In the event that a Receiving Party is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or document subpoena, civil investigative demand or similar process) to disclose any Confidential Information furnished by a Disclosing Party or to disclose the fact that such Confidential Information has been made available to it, such Receiving Party agrees that it or its representatives, as the case may be, will provide the Disclosing Party with prompt written notice of such request(s) so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that the Disclosing Party waives compliance with the provisions of this Agreement, such Receiving Party agrees that it will furnish only that portion of such Confidential Information that is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded to that portion of such Confidential Information and other information being disclosed.

        12.4 PUBLICATIONS AND PRESS RELEASES. All publications, press releases or other public communication by either Party relating to this Agreement shall be approved in advance by each Party, except for those communications required by law. Any such approval requested under this Section shall not be unreasonably withheld or delayed. To the extent a disclosure is required by law, each Party shall

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provide the other with prior written notification of such disclosure (except for such disclosures that may be required pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder).

        12.5 RETURN OF CONFIDENTIAL INFORMATION. In the event of termination of the Custom Term or Catalogue Term, at any time thereafter upon the request of the Disclosing Party, the Receiving Party shall promptly return to the Disclosing Party or destroy (at the Disclosing Party's option) any of the Disclosing Party's Confidential Information responsive to such request (relating to the matters terminated by the termination of the Custom Term or Catalogue Term, as the case may be), including all copies thereof, except that the Receiving Party may retain one copy of the Confidential Information (a) to be used solely to determine the scope of the Receiving Party's obligations under this Agreement, (b) to be kept secure, and (c) to not be disclosed to others. The return and/or destruction of such Confidential Information as provided above shall not relieve the receiving Party of its other obligations under this Agreement.

        12.6 SURVIVAL. The obligations of the parties under this Section 12 shall continue during the term hereof, and shall then survive the expiration or earlier termination of this Agreement or any continuation thereof for a period of an additional [*] years.

13. INDEMNIFICATION.

        13.1 EPOCH INDEMNITY. Epoch agrees to indemnify, defend and hold harmless Qiagen and its Affiliates from and against any claims, losses, damages, liabilities, causes of action, suits, costs and expenses, including all reasonable attorneys' fees and disbursements of counsel and expenses of investigation, incurred by Qiagen or such Affiliates arising out any third party claim relating to any breach by Epoch of its representations, warranties, covenants and agreements under this Agreement; provided however, that Epoch shall have no obligation to indemnify Qiagen as a result of any liability arising out of any matter with respect to which Qiagen is obligated to indemnify Epoch pursuant to Section 13.2.

        13.2 QIAGEN INDEMNITY. Qiagen agrees to indemnify, defend and hold harmless Epoch and its Affiliates from and against any claims, losses, damages, liabilities, causes of action, suits, costs and expenses, including all reasonable attorneys' fees and disbursements of counsel and expenses of investigation, incurred by Epoch or such Affiliates arising out of:

                (a) a third party claim relating to any breach by Qiagen of its representations, warranties, covenants and agreements under this Agreement, or

                (b) any claim that the use, sale, marketing, packaging or distribution of the Products or Epoch Primers infringes the rights of a third party (including any intellectual property or proprietary rights), which claim arises from:

                        (i) Qiagen's failure to comply with the provisions of
Section 2.7,

                        (ii) Qiagen's labeling and instructions for use of the Products (including any such instructions differing from those set forth on Exhibit I),


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                                       24

                        (iii) repackaging of the Products or Epoch Primers by Qiagen, or

                        (iv) any action by Epoch (other than manufacture and supply of Product Deliverables) performed at Qiagen's request in connection with Qiagen's use, sale, marketing, packaging or distribution of the Products or Epoch Primers.

        13.3 CLAIMS FOR INDEMNIFICATION. Whenever any indemnification claim arises under this Agreement, the Party seeking indemnification (the "Indemnified Party") shall promptly notify the other Party (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis of such claim; provided, however, that failure to give such notice shall not relieve the Indemnifying Party of its obligation hereunder unless and to the extent that such failure materially prejudices the Indemnifying Party. The Indemnifying Party shall assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party, and shall thereafter be liable for all expenses incurred in connection with defense thereof, including attorneys' fees and expenses; provided, however, that the Indemnified Party may participate in such defense at its own expense and with counsel of its choice; provided further, however, that if there are one or more legal defenses available to the Indemnified Party that conflict with those available to the Indemnifying Party or there exists any other conflict of interest, the Indemnifying Party shall have the right to assume the defense of such claim but the Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to participate in the defense thereof. The Indemnifying Party shall, in its defense of such claim, do so diligently and shall have the right to settle any claim for monetary damages, provided such settlement includes a complete and absolute release of the Indemnified Party. Notwithstanding anything to the contrary, the Indemnifying Party may not settle any claims for fines, penalties or the like without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. In the event the Indemnifying Party fails to assume the defense of such claim described above, the Indemnified Party shall have the right to assume the defense of such claim and the Indemnifying Party shall, on a monthly basis, promptly advance to the Indemnified Party cash amounts reasonably sufficient to fund all reasonable costs and expenses of such defense, upon request by the Indemnified Party.

        13.4 THIRD PARTY INFRINGEMENT. In the case of any infringement or violation by any third party of any distribution or other rights granted to Qiagen hereunder, Epoch shall have the right, but not the obligation, at Epoch's expense, to cause such third party to cease such infringement and to otherwise enforce such rights. Each Party shall promptly notify the other of any such infringement or violation and Epoch shall keep Qiagen informed as to the prosecution of any action for such enforcement. Qiagen shall assist Epoch as reasonably requested in taking any such actions against any such infringer and may join with Epoch to recover lost profits in any action, suit or proceeding commenced, or claim made, by Epoch against such infringer. If Epoch fails to bring an action or proceeding with respect the foregoing within: (a) sixty (60) business days following the notice of alleged infringement or violation or (b) ten (10) days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Qiagen shall have the right to bring and control any such action, by counsel of its own choice, at Qiagen's own expense. In such event, Epoch shall assist Qiagen as reasonably requested in taking any such actions against any such infringer and may join with Qiagen to recover lost profits in any action, suit or proceeding commenced, or claim made, by Qiagen against such infringer. Any amounts recovered as a result of any such action, suit, proceeding or claim shall be applied, first, to reimburse Epoch and Qiagen for their out-of-pocket costs and expenses incurred in connection therewith, and, second, to compensate Epoch and Qiagen for any lost profits resulting from such infringement as may be agreed upon by the parties consistent with the general economic provisions of this Agreement.



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

        13.5 LIMITATION ON LIABILITY. IN NO EVENT SHALL EPOCH BE LIABLE TO QIAGEN OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND BASED ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT, THE PERFORMANCE BY EPOCH OF ITS OBLIGATIONS HEREUNDER OR THE MARKETING, DISTRIBUTION OR SALE OF PRODUCTS, AND WHETHER OR NOT EPOCH HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED FOR HEREIN.

14. TERM AND TERMINATION.

        14.1 TERM. The provisions of this Agreement relating to the license, supply and distribution of the Custom Probe Sets (the "Custom Term") shall commence on the Effective Date, and shall continue for a period of five (5) years from the date of Commercial Launch, unless earlier terminated pursuant to
Section 14.2. The provisions of this Agreement relating to the license, supply and distribution of the Catalogue Probe Sets shall commence on the Effective Date and terminate upon termination of the Catalogue Term, unless earlier terminated pursuant to Section 14.2. This Agreement shall terminate in its entirety (except for those provisions which survive termination as set forth herein) upon the termination of both the Custom Term and Catalogue Term. The Custom Term may be extended and renewed for successive one (1) year periods prior to the expiration of the Custom Term by mutual agreement of the parties, which agreement shall be reached at least ninety (90) days prior to any expiration thereof.

        14.2 TERMINATION OF AGREEMENT. This Agreement (including the Custom Term and the Catalogue Term) may be terminated as follows:

                (a) Upon the mutual written agreement of the Parties.

                (b) By Epoch, if Qiagen breaches any of its material representations, warranties, covenants or obligations under this Agreement and such breach continues for a period of thirty (30) days following Qiagen's receipt of written notice from Epoch setting forth the nature of such breach; provided, however, that in the event such breach is not cured within such thirty
(30) day period, Epoch may not so terminate if Qiagen promptly commences to cure such breach within such thirty (30) day period and thereafter diligently pursues such cure to completion; provided further, however, that the cure period for any such breach shall not exceed sixty (60) days from the date of Qiagen's receipt of written notice from Epoch.

                (c) By Epoch, if Commercial Launch does not occur by [*] or if the first commercial sale of the Products by Qiagen does not occur by [*].

                (d) By Qiagen, if Epoch breaches any of its material representations, warranties, covenants or obligations under this Agreement and such breach continues for a period of thirty (30) days following Epoch's receipt of written notice from Qiagen setting forth the nature of such breach; provided, however, that in the event such breach is not cured within such thirty (30) day period, Qiagen may not so terminate if Epoch promptly commences to cure such breach within such thirty (30) day period and thereafter diligently pursues such cure to completion; provided further, however, that the cure period for

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                                       26
any such breach shall not exceed sixty (60) days from the date of Epoch's receipt of written notice from Qiagen.

                (e) Qiagen may terminate this Agreement (i) upon ninety (90) days prior written notice or (ii) upon thirty (30) days written notice if Epoch fails, pursuant to Section 9.2, to obtain all licenses that are necessary to manufacture and supply to Qiagen to the Product Deliverables within the Territory within the Field and in accordance with the terms of this Agreement, and to enable Qiagen to resell Products incorporating the Product Deliverables in accordance with this Agreement subject to Epoch's instructions for use as set forth in Exhibit I hereto.

                (f) Either Party may terminate immediately this Agreement (including the Custom Term and the Catalogue Term) by written notice upon the occurrence of any of the following events: (i) the other Party is or becomes insolvent or unable to pay its debts as they become due within the meaning of the United States Bankruptcy Code (or any successor statute or foreign equivalent); or (ii) the other Party appoints or has appointed a receiver for all or substantially all of its assets, or makes an assignment for the benefit of its creditors; or (iii) the other Party files a voluntary petition under the United States Bankruptcy Code (or any successor statute or foreign equivalent); or (iv) the other Party has filed against it an involuntary petition under the United States Bankruptcy Code (or any successor statute or foreign equivalent), and such petition is not dismissed within ninety (90) days.

        I 14.3 CHANGE IN CONTROL. In the event of a Change in Control of Epoch and the surviving or controlling entity desires to distribute Similar Products to Custom Probe Sets in any country in the Territory, then Epoch shall have the right to terminate the Custom Term with respect to such country or countries, in accordance with the following terms:

                (a) Epoch shall provide Qiagen with a written notice of termination of the Custom Term (the Change In Control "CIC Notice"), to become effective one hundred eighty (180) days from the date of the notice (the "Notice Period").

                (b) Provided that as of the effective date of termination of the Custom Term pursuant to this Section 14.3, Qiagen has satisfied all of its minimum annual sales obligations pursuant to Section 8.4 for all years which were completed prior to such date (which in the case of Year 1, may be accomplished by means of the Shortfall Order in accordance with Section 8.4), Epoch shall:

                        (i) Pay to Qiagen a "Termination Fee" equal to Qiagen's Net Sales of Custom Probe Sets, in the country or countries in which Epoch has terminated Qiagen's distribution rights during the [*] months prior to the date of the CIC Notice. For purposes of this Section 14.3(b)(i) Qiagen's Net Sales in currency other than U.S. dollars shall be converted into U.S. dollars for such calculation on a monthly basis, based on the average exchange rate during the applicable quarter, according to the exchange rates published in the U.S. West Coast edition of the Wall Street Journal; and

                        (ii) Continue to supply Custom Probe Sets to Qiagen in accordance with the terms of this Agreement for a period ending upon the earlier to occur of [*] from the date of the CIC Notice or [*] from Commercial Launch.


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                                       27

        14.4 EFFECT OF TERMINATION. (a) The expiration or earlier termination of this Agreement, the Custom Term or the Catalogue Term shall not relieve any Party of any of its rights or liabilities arising prior to or upon such expiration or earlier termination. In addition, the provisions of Sections 2.9, 3.5(c) and 4.3 and Articles 11, 12, 13 and 15 shall survive any expiration and termination of this Agreement. (b) Within thirty (30) business days following the effective date of expiration or earlier termination of the Catalogue Term, Qiagen shall provide to Epoch a complete inventory of Catalogue Probe Sets and Epoch Primers in Qiagen's possession, in transit between Qiagen's authorized locations or in transit to Qiagen from Epoch or otherwise in Qiagen's control. Upon the effective date of expiration or earlier termination of the Catalogue Term, Epoch shall, at its option, either permit Qiagen to continue to sell all or part of those Catalogue Probe Sets in Qiagen's then existing inventory as described in the foregoing sentence for a period of ninety (90) days following such expiration or earlier termination, or else repurchase all or part of Qiagen's then existing inventory, at a price equal to the price actually paid by Qiagen (plus all taxes, duties, freight and insurance expenses); provided, however, that Epoch shall destroy all Qiagen packaging and remove all Qiagen labels before making any further use of such repurchased Catalogue Probe Sets.

        14.5 RESIDUAL EPOCH BLOCKING PATENT LICENSE. In the event of the natural expiration of the Catalogue Term (but not in the event of termination for any other reason, including without limitation termination pursuant to Section 14.2), Qiagen may, upon written notice delivered to Epoch at least six (6) months prior to the date of the natural expiration of the Catalogue Term, elect to receive a license under, and subject to the restrictions of, the Epoch Blocking Patents (and any [*] Blocking Patents for which Epoch has the right to sublicense), to market, package, promote, sell, import, export and distribute the MGB Eclipse Probes with respect to post-term Catalogue Probe Sets, and relevant Epoch Primers, subject to the following terms:

                (a) such license shall be non-exclusive, non-assignable, non-sublicensable (except for sublicenses to end-user customers of Qiagen for the use of the post-term Catalogue Probe Sets and Epoch Primers in the Field), limited to the Field (as of the effective date of termination of the Catalogue
Term);

                (b) such license shall be for the Territory (as of the effective date of termination of the Catalogue Term);

                (c) such license shall be subject to Qiagen's continuing obligation to pay Catalogue Royalties equal to [*] percent ([*]%) of the amount indicated in Section 4.1(b) with respect to post-term Catalogue Probe Sets and relevant Epoch Primers for so long as the manufacture, use or sale of such Catalogue Probe Set and/or relevant Epoch Primers would infringe an Epoch Blocking Patent in the country where it is manufactured, used or sold, regardless of the party manufacturing post-term Catalogue Probe Sets and relevant Epoch Primers; and

                (d) such license shall be for a term ending upon date on which such use ceases to be covered by the Epoch Blocking Patents.

In the event Qiagen elects a license pursuant to this Section 14.5, Section 14.4(b) shall not apply and Qiagen may sell any inventory of Catalogue Probe Sets in accordance with the terms hereof. Qiagen acknowledges and agrees that if Qiagen manufactures or has manufactured any post-term Products or Epoch Primers in connection with this Section 14.5, any such manufacture shall be subject to the


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                                       28
applicable intellectual property rights of third parties, and Epoch shall have no liability hereunder for any claim or action brought by any party in relation thereto, and Qiagen shall indemnify, defend and hold harmless Epoch for any liabilities resulting therefrom pursuant to the indemnification provisions of
Section 13.2 and 13.3. The following sections of this Agreement shall survive and remain in effect during the term of, and for the purposes of, the residual Epoch Blocking Patent license described in this Section 14.5 (in addition to those provisions surviving any termination of this Agreement pursuant to Section 14.4): Sections 2.4, 2.5, 2.6, 2.7 and 2.9, and Section 4 (to the extent relevant to Catalogue Royalties). For purposes hereof, "post-term Catalogue Probe Sets" and "post-term Products" means products equivalent to Catalogue Probe Sets whether or not components are manufactured by Epoch.

15. GENERAL PROVISIONS.

        15.1 FORCE MAJEURE. Neither Party shall be liable to the other Party for non-performance of or delay in performing its obligations hereunder (other than the payment of money) to the extent that performance is rendered impossible by strike, riot, war, acts of God, earthquake, fire, flood, governmental acts or orders or restrictions, failure of Epoch's suppliers or vendors, or any other reason to the extent that the failure to perform is beyond the reasonable control of the non-performing Party.

        15.2 INDEPENDENT CONTRACTORS. The relationship of Epoch and Qiagen established by this Agreement is that of independent contractors, and nothing shall be deemed to create or imply any employer/employee, principal/agent, partner/partner or co-venturer relationship, or that the parties are participants in a common undertaking. Neither Party shall have the right to direct or control the activities of the other Party or incur or assume any obligation on behalf of the other Party or bind such other Party to any obligation for any purpose whatsoever.

        15.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without reference to rules of conflicts or choice of laws.

        15.4 ENTIRE AGREEMENT. This Agreement, including the exhibits, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior oral and written, and all contemporary oral, negotiations, agreements and understandings with respect to the same.

        15.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other Party at the following address (or at such other address for which such Party gives notice hereunder):

        If to Qiagen, to:           QIAGEN NV
                                    c/o QIAGEN GmbH
                                    Max-Volmer-Strasse 1
                                    40724 Hilden, Germany
                                    Attention: Peer Schatz (CFO
                                    Telephone: [*]
                                    Telecopier: [*]

        If to Epoch, to:            EPOCH BIOSCIENCES, INC.
                                    21720 23rd Drive, S.E., Suite 150
                                    Bothell, Washington  98021
                                    Attention:  Chief Executive Officer
                                    Telephone:  [*]
                                    Telecopier:  [*]

        15.6 ASSIGNMENT AND BINDING EFFECT. Except as otherwise provided in this Agreement, neither Party may, directly or indirectly, assign its rights or delegate its duties under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, provided however, this Agreement may be assigned by either Party in connection with any sale of substantially all of the assets of such Party, whether via merger or otherwise. No permitted assignment of rights or delegation of duties under this Agreement shall relieve the assigning or delegating Party of its liabilities hereunder. This Agreement is binding upon, and inures to the benefit of, the parties and their respective successors and permitted assigns.

        15.7 PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall remain, nevertheless, in full force and effect. The parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision in order to give the most approximate effect intended by the parties as is legally permissible.

        15.8 NO WAIVER; AMENDMENT. No waiver of any term or condition of this Agreement shall be valid or binding on any Party unless agreed to in writing by the Party to be charged. The failure of either Party to enforce at any time any of the provisions of the Agreement, or the failure to require at any time performance by the other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either Party to enforce each and every such provision thereafter. This Agreement may not be amended or modified except by the written agreement of the parties.

        15.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one instrument.

        15.10 CONSTRUCTION; INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any article, section, recital, exhibit, schedule and Party references are to this Agreement unless otherwise stated. No Party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in

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                                       30
accordance with their fair meaning, and not strictly for or against any Party. While this Agreement may be translated into languages other than English for the sake of convenience, the English version of this Agreement shall govern, and shall be the sole version used in the interpretation of its terms.

        15.11 FURTHER ASSURANCES. Each Party agrees to cooperate fully with the other and execute such instruments, documents and agreements and take such further actions to carry out the intents and purposes of this Agreement.

        15.12 PRESS RELEASES AND ANNOUNCEMENTS. Except as may be contemplated hereunder, neither Party may issue any press release or make any public announcement concerning the transactions contemplated by this Agreement without the prior consent of the other Party, except for any releases or announcements which may be required by or, in such Party's reasonable discretion, reasonably necessary under applicable law, in which case the Party proposing to make such release or announcement will allow the other Party a reasonable opportunity to review and comment on such release or announcement in advance of such issuance or making.

        15.13 ALTERNATIVE DISPUTE RESOLUTION. The parties shall initially attempt in good faith to resolve any significant controversy, claim, allegation of breach or dispute arising out of or relating to this Agreement (hereinafter collectively referred to as a "Dispute") through negotiations between senior executives of Qiagen and Epoch. If the Dispute is not resolved within thirty
(30) days (or such other period of time mutually agreed upon by the parties) of notice of the Dispute (the "Executive Resolution Period"), then the parties agree to submit the Dispute to arbitration as provided herein. Unless otherwise mutually agreed by the parties, only if the Dispute is not resolved through negotiations as set forth herein, may a Party resort to arbitration. All proceedings in any arbitration shall be conducted in the English language.

                (a) Any controversy, dispute or claim arising out of or relating to this Agreement (or the breach hereof) that cannot be resolved by good faith negotiation between or among the parties shall be finally submitted to the American Arbitration Association ("AAA") for final and binding arbitration pursuant to the Commercial Arbitration Rules of the AAA. Such arbitration shall be held in Seattle, Washington (unless otherwise mutually agreed by the Parties), before a single arbitrator. The arbitrator may enter a default decision against any Party who fails to participate in the arbitration proceedings. The decision of the arbitrator shall be final, unappealable and binding, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be authorized to award any relief, whether legal or equitable, to the Party so entitled to such relief.

                (b) In respect of any suit, action or other proceeding relating to the enforcement of any award rendered by the arbitrator, each Party irrevocably submits to the non-exclusive jurisdiction of any state or federal court located in the City of Seattle, State of Washington.

                (c) The arbitrator shall be authorized to apportion its fees and expenses and the reasonable attorney's fees and expenses of the parties as the arbitrator deems appropriate. In the absence of any such apportionment, the prevailing Party in any arbitration or other proceeding shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable fees of attorneys and other professionals.

                (d) The parties agree that this Section 15.13 has been included to resolve rapidly and inexpensively any claims or disputes between them with respect to this Agreement, and that this Section

15.13 shall be grounds for dismissal of any action commenced by any Party in any court with respect to any controversy, dispute or claim arising out of or relating to this Agreement (or the breach hereof).

        IN WITNESS WHEREOF, each of the undersigned has caused this Co-Exclusive License and Supply Agreement to be duly executed as of the date first written above.


                                        QIAGEN NV, a Netherlands corporation


                                        By: /s/ Paer Schatz
                                           -------------------------------------
                                        Name:  Paer Schatz
                                        Title: Chief Executive Officer

                                        EPOCH BIOSCIENCES, INC.,
                                        a Delaware corporation


                                        By: /s/ William G. Gerber
                                           -------------------------------------
                                        Name: William G. Gerber
                                        Its:  President and Chief
                                              Executive Officer

                                    EXHIBIT F

                     MGB ECLIPSE SOFTWARE LICENSE AGREEMENT

        This MGB Eclipse Software License Agreement ("Agreement") is made on November 4th, 2002 (the "Effective Date") between Epoch Biosciences, Inc. ("Licensor"), a Delaware corporation, and Qiagen NV, (the "Licensee"), a Netherlands corporation.

                                    RECITALS

A. Licensor has certain rights and interests in certain computer software which provides a means to choose oligonucleotides for DNA and RNA based laboratory methods.

B. Licensee develops, manufactures, markets, distributes and sells proprietary instruments and reagents used to perform genomic analysis.

C. Licensor and Licensee are parties to that certain License and Supply Agreement (the "Supply Agreement"), of even date herewith, pursuant to which Licensor has appointed Licensee as its co-exclusive distributor of certain Products in a designated Field (each as defined in the Supply Agreement), and Licensee has accepted such appointment.

D. Licensor desires to license to Licensee certain of its computer software on a limited basis in order to enable Licensee to use such software in the manner contemplated herein, and Licensee desires to accept such license on the terms set forth herein.

NOW THEREFORE, in consideration of the terms and conditions of this Agreement, the parties agree as follows:

1. Grant of License and Use of Product.

(a) Subject to the terms, conditions and restrictions set forth herein, Licensor grants to Licensee a limited, revocable, non-exclusive, non-sublicensable and nontransferable license to (i) install and execute a single copy of the software described on Appendix A hereto in binary executable form only (the "Software"), on computers or servers owned and operated by or on behalf of Licensee which host web site(s) owned and operated by or on behalf of Licensee (which web site(s) are accessible via the Internet using an industry standard web browser), to enable Licensee or customers of Licensee to access and use the Software via such web site(s) to choose oligonucleotides for DNA and RNA based laboratory methods in the Field, (ii) utilize the ordering function of the Software to place orders with Licensor for Licensor's custom oligonucleotide hybridization probes, subject to the terms of the Supply Agreement, and (iii) to use any accompanying documentation provided to Licensee by Licensor in connection with the license granted in subsection (i) above. Licensee may make one copy of the Software for backup or archival purposes; provided that such copy is subject to this Agreement and contains all proprietary notices. Licensee may not make any other copies of the Software or any part thereof without the prior permission of Licensor. For the purposes of this Agreement, "Software" includes any updates or enhancements to the Software provided to Licensee by Licensor pursuant to the terms of the Supply Agreement.

(b) Without limiting the foregoing, Licensee may not, and may not permit or cause others to:

        (i) alter or modify, or create derivative works from the Software or any accompanying documentation;

        (ii) copy any portion of the code that constitutes the Software;

        (iii) copy or use any of the parameters or algorithms within the Software for any purpose;

        (iv) publish, rent, sell, loan, lease, distribute, redistribute, transmit, license, sublicense or otherwise transfer or assign the Software or any accompanying documentation whether by operation of law or otherwise, with or without consideration, and through any means including without limitation the Internet or other electronic means (except as expressly set forth in Section 1(a)(i));

        (v) translate, decipher, reverse assemble, reverse compile or reverse engineer the Software, or otherwise attempt to discover any source code or underlying Proprietary Information (as that term is defined below);

        (vi) publish or provide any results of any tests run, accounts or other information regarding the Software to any third party without Licensor's prior written consent or permit any third party to perform such tests; or

        (vii) delete, remove or obscure any proprietary notices of Licensor on the Software or any accompanying documentation.

2. Ownership. Title to, ownership of and intellectual property rights in the Software, any accompanying documentation, Proprietary Information (as defined below) and all copies thereof shall, as between Licensor and Licensee, be and at all times remain with Licensor or its designees, as applicable. All rights not expressly licensed herein are reserved to Licensor. Any corrections, bug fixes, enhancements, updates, modifications (including custom modifications), materials, information, ideas, concepts or know-how to the Software or any accompanying documentation, provided by Licensee or otherwise, shall be owned by Licensor, as applicable. Licensee hereby acknowledges that this Agreement is a license agreement and not an agreement for sale.

3. Consideration. The rights granted to Licensee hereunder are in consideration of the mutual promises and obligations of the parties pursuant to the Supply Agreement. This Agreement does not grant to Licensee the right to any maintenance or support services, or to any enhancement or updates of the Software, other than updates to the MGB Eclipse Design Software for Gene Expression version of the Software developed by Epoch.

4. Acknowledgments. Licensee expressly acknowledges that Licensee is solely responsible for any use of the Software, and such use will be entirely at Licensee's own risk. Licensee agrees that the Software shall not be used for or in connection with any illegal purpose (including but not limited to intellectual property infringement, fraud or defamation).

5. Nondisclosure. Licensee acknowledges that, in the course of using the Software pursuant to this Agreement, Licensee may obtain confidential or proprietary information relating to the Software, any accompanying documentation or Licensor, including without limitation all technical, know-how, parameters, settings, algorithms and specifications ("Proprietary Information"). Such Proprietary Information shall belong solely to Licensor. Proprietary Information shall not include information that is or becomes publicly known through no wrongful act of Licensee or other licensees of the Software. Licensee shall not use or disclose Proprietary Information to third parties without the written consent of Licensor, and Licensee agrees to undertake reasonable measures to maintain the Proprietary Information in confidence. Licensee agrees to report immediately to Licensor any unauthorized use or disclosure of Proprietary Information of which Licensee has actual knowledge.

6. Warranty Disclaimer. Licensor has no control over the conditions under which Licensee uses the Software and does not and cannot warrant the results obtained or not obtained by such use.

LICENSOR HEREBY EXPRESSLY DISCLAIMS ANY WARRANTY THAT LICENSEE'S USE OF THE SOFTWARE WILL BE UNINTERRUPTED OR THAT THE OPERATION OF THE SOFTWARE WILL BE ERROR-FREE OR SECURE. LICENSOR FURTHER DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, RELATING TO THE SOFTWARE INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES AGAINST INFRINGEMENT OF THIRD PARTY RIGHTS, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. LICENSEE ACKNOWLEDGES THAT THE SOFTWARE IS PROVIDED "AS IS" AND MAY NOT BE FUNCTIONAL ON ANY MACHINE OR IN ANY ENVIRONMENT. LICENSEE ASSUMES ALL RISK OF THE USE, QUALITY, AND PERFORMANCE OF THE SOFTWARE.

7. Limitation of Remedies and Damages. IN NO EVENT SHALL LICENSOR OR ITS AFFILIATES, OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS BE RESPONSIBLE OR LIABLE FOR ANY LOST PROFITS, LOSS OF GOODWILL, WORK STOPPAGE, COMPUTER FAILURE, LOSS OF INFORMATION, LOSS OF DATA, OR ANY DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE OR OTHER DAMAGES (EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY ARISING OUT OF OR RELATING IN ANY WAY TO THE SOFTWARE OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT. LICENSOR SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE CAUSED BY DELAY IN FURNISHING THE SOFTWARE OR ANY OTHER PERFORMANCE UNDER THIS AGREEMENT. LICENSEE'S SOLE REMEDY

FOR DISSATISFACTION WITH THE SOFTWARE IS TO TERMINATE THIS AGREEMENT PURSUANT TO
SECTION 14 BELOW. IN NO EVENT SHALL LICENSOR'S LIABILITY EXCEED TEN PERCENT (10%) OF THE TECHNOLOGY ACCESS FEES PAID BY LICENSOR TO LICENSEE PURSUANT TO
SECTION 2.3(f) OF THE SUPPLY AGREEMENT. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF WARRANTY OR LIABILITY, SO THE FOREGOING EXCLUSIONS AND LIMITATIONS MAY NOT APPLY TO LICENSEE.

8. Indemnification.

(a) Licensee shall defend, indemnify and hold Licensor harmless against any and all claims, damages, losses, costs or other expenses (including reasonable attorneys' fees) that arise directly or indirectly out of or from Licensee's breach of this Agreement or the use of the Software by Licensee or by others to whom Licensee has provided access to the Software.

(b) Licensor shall defend, indemnify and hold Licensor harmless against any and all claims, damages, losses, costs or other expenses (including reasonable attorneys' fees) that arise from any claim that the Software infringes the rights of a third party in or to any U.S. or European copyright. If the Software becomes, or in Licensor's reasonable opinion is likely to become, the subject of an infringement claim, Licensor may, at its option and expense, either (i) procure for Licensee the right to continue using the Software, (ii) replace or modify the Software so that it becomes non-infringing, or, (iii) if neither (i) nor (ii) above is possible, terminate this Agreement and accept return of the Software and give Licensee a refund for ten percent (10%) of the technology access fees paid by Licensor to Licensee pursuant to section 2.3(f) of the Supply Agreement, less a reasonable allowance for the period of time Licensee has used the Software. Notwithstanding the foregoing, Licensor will have no obligation under this section or otherwise with respect to any infringement claim to the extent such infringement claim is based upon (A) any use of the Software not in accordance with this Agreement; (B) any use of the Software in combination with other products, equipment, software, or data not supplied, authorized in writing or recommended in writing by Licensor, if such infringement would not have occurred but for such combination; (C) any use of any release of the Software other than the most current release if such infringement would not have occurred but for the use of the most current release, provided that the most current release has been made available to Licensee hereunder; or (D) any modification of the Software by any person other than Licensor or its authorized agents or subcontractors. The foregoing states Licensor's entire liability and Licensee's sole and exclusive remedy for infringement claims and actions with respect to the Software. The foregoing does not in any way limit the rights or liabilities of Licensee or Licensor under the Supply Agreement with respect to any matters other than the Software.

9. Nonassignability. Neither Licensee's rights nor Licensee's obligations arising under this Agreement are assignable or otherwise transferable by Licensee (whether voluntarily or by operation of law) without the express written consent of Licensor, which consent shall not be unreasonably withheld, and any such prohibited assignment or transfer shall be void and without effect. If Licensor should so consent in writing, the assignee shall be bound by all of the terms and conditions of this Agreement. Licensor may assign any or all of its rights or obligations hereunder without the consent of Licensee. Subject to the provisions of this Section 9, this Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective permitted successors and assigns.

10. Government Licensee. If Licensee is licensing the Software on behalf of any unit or agency of the United States Government, the following applies: The Software and any Proprietary Information is provided with RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restrictions as set forth in Subparagraphs (a) through (d) of the Commercial Computer-Restricted Rights clause at FAR 52.227-19 when applicable, or in Subparagraph 252.227-7013
(c)(1)(ii) of the Rights in Technical Data and Computer Software at DFARS, and in similar clauses in the NASA FAR Supplement. Contractor/manufacturer is Epoch Biosciences, Inc. at 21720 -- 23rd Drive SE, #150, Bothell, Washington 98021.

11. Applicable Law and Forum. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without reference to rules of conflicts or choice of laws. Any dispute arising between the parties hereunder shall be governed by the dispute resolution procedures set forth in the Supply Agreement.

12. Entire Agreement. The parties intend that the terms of this Agreement and the Supply Agreement shall be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement and the Supply Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement. Any modifications of this Agreement must be in writing and signed by both parties hereto. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. No waiver of any breach of this Agreement shall be effective unless made in writing and signed by an authorized representative of the waiving party.

13. Equitable Relief. Licensee acknowledges and agrees that, due to the unique nature of the Software and Proprietary Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow Licensee or third parties to unfairly compete with Licensor resulting in irreparable harm to, and therefore, that, upon any such breach or threat thereof, Licensor shall be entitled to injunctions and other appropriate equitable relief in addition to whatever remedies they may have at law.

14. Termination. This Agreement shall be effective upon the Effective Date, and shall terminate concurrently with the termination of the Supply Agreement. This Agreement may also be terminated by Licensor immediately upon notice to Licensee in the event of any breach by Licensee of the terms of this Agreement or upon Licensee's insolvency, bankruptcy, suspension of business, assignment of assets for the benefit of creditors, voluntary dissolution, or appointment of a trustee for all or any substantial portion of Licensee's assets. In the event that this Agreement is terminated for any reason, Licensee shall not be entitled to any refund or credit of fees paid or payable hereunder. The following provisions shall survive expiration or termination of this Agreement: Section 2 and Sections 4 through 19, inclusive.

Upon expiration or termination of this Agreement, Licensee will immediately destroy or erase all copies of the Software and any Proprietary Information and, upon Licensor's request, promptly confirm destruction of same by signing and returning to Licensor an "affidavit of destruction" acceptable to Licensor.

15. Export Controls. Licensee acknowledges that none of the Software or Proprietary Information may be downloaded, transferred or otherwise exported or re-exported (i) into (or to a national or resident of) Cuba, Iran, Iraq, Libya, North Korea, Sudan, Syria or any other country to which the United States has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Denial Orders. Licensee represents and warrants that he/she/it is not located in, under the control of, or a national or resident of any such country or on any such list.

16. Taxes. Licensee will pay all federal, state and local sales, personal property, ad valorem and any other taxes (but not including Licensor's income taxes) arising as a result of this Agreement.

17. Relationship of Parties. The parties to this Agreement are independent contractors. No joint venture, agency or partnership, express or implied, is granted under this Agreement.

18. Headings. The headings used in this Agreement are for convenience only and shall not be considered in construing or interpreting this Agreement.


19. Notices. Unless herein provided otherwise, any notices required or permitted under this Agreement to either party shall be sent to by registered or certified mail or by express, overnight delivery, to the addresses set forth below each parties name on the signature page to this Agreement (or at such other address of which a party may from time to time notify the other party).



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

                                                                  EXECUTION COPY

IN WITNESS WHEREOF, the parties have executed this MGB Eclipse Software License Agreement as of the Effective Date.


LICENSOR                                        LICENSEE
EPOCH BIOSCIENCES, INC.                         QIAGEN NV

By: William G. Gerber                           By: /s/ Paer Schatz
    --------------------------------------         -----------------------------

Print Name: William G. Gerber                   Print Name: Paer Schatz
           -------------------------------                 ---------------------

Its: President and Chief Executive Officer      Its: Chief Executive Officer
    --------------------------------------          ----------------------------

Address:                                        Address:
Epoch Biosciences, Inc.,                        QIAGEN NV
Attention: Chief Financial Officer              c/o QIAGEN GmbH
21720 -- 23rd Drive SE, #150                    Attention: Peer Schatz (CFO)
Bothell, Washington 98021                       Max-Volmer-Strasse 1
                                                40724 Hilden, Germany

                                   APPENDIX A

                                LICENSED SOFTWARE

1. LICENSED SOFTWARE:

MGB Eclipse Design Software for Gene Expression



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